Exhibit 4.1

COCA-COLA ENTERPRISES INC.

Issuer

INDENTURE

Dated as of                          , 2007

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee, Registrar, Transfer Agent and Paying Agent

TABLE OF CONTENTS

ARTICLE I - DEFINITIONS	1

SECTION 1.01	1
Definitions	1
Additional Amounts	1
Affected Security	2
Affiliate	2
Authenticating Agent	2
Authorized Newspaper	2
Bearer Security	2
Board of Directors	2
Board Resolution	3
Business Day	3
Code	3
Company	3
Company Order; Company Request	3
Consolidated Net Tangible Assets	3
Corporate Trust Office	4
Coupon	4
Coupon Security	4
Currency	4
Default	4
Defaulted Interest	4
Depositary	4
Discharged	4
EDGAR	5
Event of Default	5
Exchange Act	5
Floating Rate Security	5
Foreign Currency	5
GAAP	5
Global Security	5
Indebtedness	5
Indenture	5
Interest	6
Interest Payment Date	6
Mandatory Sinking Fund Payment	6
Maturity	6
Members	6
Officer	6
Officers’ Certificate	6
Opinion of Counsel	6
Optional Sinking Fund Payment	7
Original Issue Discount Security	7
Outstanding	7

Paying Agent	8
Person	8
Place of Payment	8
Predecessor Security	8
Principal Property	8
Record Date	8
Redemption Date	8
Redemption Price	9
Register	9
Registrar	9
Registered Security	9
Responsible Officers	9
Restricted Subsidiary	9
SEC	9
Secured Debt	10
Securities Act	10
Security	10
Security Custodian	10
Securityholder; holder of Securities; holder; registered holder	10
Special Record Date	10
Stated Maturity	10
Subsidiary	10
Successor Company	11
Trust Indenture Act; TIA	11
Trustee	11
U.S. Dollars	11
U.S. Government Obligations	11
United States	11
United States Alien	11
Voting Stock	11

SECTION 1.02	12
Rules of Construction	12

ARTICLE II – FORMS OF SECURITIES	12

SECTION 2.01	12
Terms and Form of the Securities	12

SECTION 2.02	13
Form of Bearer Security	13

SECTION 2.03	13
Form of Trustee’s Certificate of Authentication	13

SECTION 2.04	14
Form of Trustee’s Certificate of Authentication by an Authenticating Agent	14

ARTICLE III – THE DEBT SECURITIES	14

SECTION 3.01	14
Amount Unlimited; Issuable in Series	14

SECTION 3.02	16
Denominations	16

SECTION 3.03	17
Execution, Authentication, Delivery and Dating	17

SECTION 3.04	20
Temporary Securities	20

SECTION 3.05	21
Registrar and Paying Agent	21

SECTION 3.06	21
Transfer and Exchange	21

SECTION 3.07	26
Mutilated, Destroyed, Lost and Stolen Securities	26

SECTION 3.08	27
Payment of Interest; Interest Rights Preserved	27

SECTION 3.09	29
Cancellation	29

SECTION 3.10	30
Computation of Interest	30

SECTION 3.11	30
Currency of Payments in Respect of Securities	30

SECTION 3.12	30
Judgments	30

SECTION 3.13	31
CUSIP and ISIN Numbers	31

ARTICLE IV – REDEMPTION OF SECURITIES	31

SECTION 4.01	31
Applicability of Right of Redemption	31

SECTION 4.02	31
Tax Redemption; Special Tax Redemption	31

SECTION 4.03	33
Selection of Securities to be Redeemed	33

SECTION 4.04	34
Notice of Redemption	34

SECTION 4.05	35
Deposit of Redemption Price	35

SECTION 4.06	35
Securities Payable on Redemption Date	35

SECTION 4.07	36
Securities Redeemed in Part	36

ARTICLE V – SINKING FUNDS	36

SECTION 5.01	36
Applicability of Sinking Fund	36

SECTION 5.02	36
Mandatory Sinking Fund Obligation	36

SECTION 5.03	37
Optional Redemption at Sinking Fund Redemption Price	37

SECTION 5.04	37
Application of Sinking Fund Payment	37

ARTICLE VI – PARTICULAR COVENANTS OF THE COMPANY	38

SECTION 6.01	38
Payments of Securities	38

SECTION 6.02	38
Payment of Additional Amounts	38

SECTION 6.03	41
Paying Agent	41

SECTION 6.04	41
To Hold Payment in Trust	41

SECTION 6.05	43
Compliance Certificate	43

SECTION 6.06	43
Conditional Waiver by Holders of Securities	43

SECTION 6.07	43
Statement by Officers as to Default	43

SECTION 6.08	43
Restrictions on Liens	43

SECTION 6.09	45
Restrictions on Sale and Leaseback Transactions	45

SECTION 6.10	46
Corporate Existence	46

SECTION 6.11	46
Maintenance of Properties	46

SECTION 6.12	46
Payment of Taxes and Other Claims	46

ARTICLE VII – REMEDIES OF TRUSTEE AND SECURITYHOLDERS	47

SECTION 7.01	47
Events of Default	47

SECTION 7.02	48
Acceleration	48

SECTION 7.03	49
Other Remedies	49

SECTION 7.04	49
Waiver of Past Defaults	49

SECTION 7.05	49
Control by Majority	49

SECTION 7.06	49
Limitation on Suits	49

SECTION 7.07	50
Rights of Holders to Receive Payment	50

SECTION 7.08	50
Collection Suit by Trustee	50

SECTION 7.09	50
Trustee May File Proofs of Claim	50

SECTION 7.10	50
Priorities	50

SECTION 7.11	51
Undertaking for Costs	51

ARTICLE VIII – CONCERNING THE SECURITY HOLDERS	51

SECTION 8.01	51
Evidence of Action of Securityholders	51

SECTION 8.02	51
Proof of Execution or Holding of Securities	51

SECTION 8.03	52
Persons Deemed Owners	52

SECTION 8.04	53
Revocation of Consents	53

ARTICLE IX – SECURITYHOLDERS’ MEETINGS	53

SECTION 9.01	53
Purposes of Meetings	53

v

SECTION 9.02	54
Call of Meetings by Trustee	54

SECTION 9.03	54
Call of Meetings by Company or Securityholders	54

SECTION 9.04	54
Qualifications for Voting	54

SECTION 9.05	54
Regulation of Meetings	54

SECTION 9.06	55
Voting	55

SECTION 9.07	55
No Delay of Rights by Meeting	55

ARTICLE X – REPORTS BY THE COMPANY AND THE TRUSTEE AND SECURITYHOLDERS’	55

SECTION 10.01	55
Reports by Trustee	55

SECTION 10.02	56
Reports by the Company	56

SECTION 10.03	57
Securityholders’ Lists	57

ARTICLE XI – CONCERNING THE TRUSTEE	57

SECTION 11.01	57
Rights of Trustees; Compensation and Indemnity	57

SECTION 11.02	60
Duties of Trustee	60

SECTION 11.03	61
Notice of Defaults	61

SECTION 11.04	61
Eligibility; Disqualification	61

SECTION 11.05	62
Registration and Notice; Removal	62

SECTION 11.06	62
Successor Trustee by Appointment	62

SECTION 11.07	64
Successor Trustee by Merger	64

SECTION 11.08	64
Right to Rely on Officer’s Certificate	64

SECTION 11.09	64
Appointment of Authenticating Agent	64

SECTION 11.10	64
Communications by Holders with Other Holders	64

ARTICLE XII – SATISFACTION AND DISCHARGE; DEFEASANCE	65

SECTION 12.01	65
Applicability of Article	65

SECTION 12.02	65
Satisfaction and Discharge of Indenture	65

SECTION 12.03	66
Defeasance upon Deposit of Moneys or U.S Government Obligations	66

SECTION 12.04	67
Repayment to Company	67

SECTION 12.05	68
Indemnity for U.S. Government Obligations	68

SECTION 12.06	68
Deposits to Be Held in Escrow	68

SECTION 12.07	68
Application of Trust Money	68

SECTION 12.08	69
Deposits of Non-U.S. Currencies	69

ARTICLE XIII – IMMUNITY OF CERTAIN PERSONS	69

SECTION 13.01	69
No Personal Liability	69

ARTICLE XIV – SUPPLEMENTAL INDENTURES	70

SECTION 14.01	70
Without Consent of Holders	70

SECTION 14.02	71
With Consent of Holders; Limitations	71

SECTION 14.03	73
Trustee Protected	73

SECTION 14.04	73
Effect of Execution of Supplemental Indenture	73

SECTION 14.05	73
Notation on or Exchange of Securities	73

SECTION 14.06	74
Conformity with TIA	74

ARTICLE XV – MISCELLANEOUS PROVISIONS	74

SECTION 15.01	74
Consolidation, Merger, Sale or Lease	74

SECTION 15.02	74
Certificates and Opinions as to Conditions Precedent	74

SECTION 15.03	75
Trust Indenture Act Controls	75

SECTION 15.04	75
What Constitutes Action by Board of Directors	75

SECTION 15.05	76
Notices to the Company and Trustee	76

SECTION 15.06	76
Notices to Holders; Waiver	76

SECTION 15.07	77
Legal Holiday	77

SECTION 15.08	77
Effects of Headings and Table of Contents	77

SECTION 15.09	77
Successors and Assigns	77

SECTION 15.10	77
Separability Clause	77

SECTION 15.11	77
Benefits of Indenture	77

SECTION 15.12	77
Counterparts Originals	77

SECTION 15.13	77
Governing Law and Choice of Forum	77

INDENTURE dated as of                          , 2007, by and between Coca-Cola Enterprises Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”), Registrar, Transfer Agent and Paying Agent.

WITNESSETH:

WHEREAS, the Company is authorized and empowered to borrow money for its purposes and to issue its bonds, debentures, notes and other obligations for money so borrowed;

WHEREAS, the Company has duly authorized the issue, in one or more series as in this Indenture provided, from time to time of its debt securities (the “Securities”) and, to provide the general terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Trustee has power to enter into this Indenture and to accept and execute the trust herein created;

WHEREAS, the Company represents that all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, and issued, the valid, binding and legal obligation of the Company, will, at the time of such execution, authentication and delivery, have been done and performed, that all acts and things necessary to constitute a valid indenture and agreement according to its terms, have been done and performed, that the execution of this Indenture has in all respects been duly authorized and that the issue hereunder of the Securities will, at the time of the issue thereof, have in all respects been duly authorized, and the Company, in the exercise of each and every legal right and power in it vested, executes this Indenture and proposes to make, execute, issue, and deliver the Securities;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, for the benefit of the other parties and for the equal and proportionate benefit of all of the present and future holders of the Securities, each party agrees and covenants as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions.

(a) Unless otherwise defined in this Indenture or the context otherwise requires, all terms used herein shall have the meanings assigned to them in the Trust Indenture Act.

(b) Unless the context otherwise requires, the terms defined in this Section 1.01(b) shall for all purposes of this Indenture have the meanings hereinafter set forth, the following definitions to be equally applicable to both the singular and the plural forms of any of the terms herein defined:

Additional Amounts:

The term “Additional Amounts” shall mean any additional amounts which are required by a Security or by or pursuant to a Board Resolution, under circumstances specified therein, to be paid by the Company in respect of certain taxes imposed on certain Holders and which are owing to such Holders.

Affected Security:

The term “Affected Security” shall have the meaning specified in Section 4.02(b).

Affiliate:

The term “Affiliate,” with respect to any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Authenticating Agent:

The term “Authenticating Agent” shall have the meaning assigned to it in Section 11.09.

Authorized Newspaper:

The term “Authorized Newspaper” shall mean a newspaper in an official language of the country of publication customarily published at least once a day, and customarily published for at least five days in each calendar week, and of general circulation in such city or cities specified pursuant to Section 3.01 with respect to the Securities of any series. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day in such city.

Bearer Security:

The term “Bearer Security” shall mean any Security (with or without Coupons), title to which passes by delivery only, but does not include any Coupons.

Board of Directors:

The term “Board of Directors” shall mean either the board of directors (or comparable managing group) of the Company, or the executive or any other committee of that board or managing group duly authorized to act in respect hereof.

Board Resolution:

The term “Board Resolution” shall mean a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (or by the Finance Committee of the Board of Directors or any other committee of the Board of Directors or committee of officers or other representatives of the Company, to the extent that any such other committee or committees have been authorized by the Board of Directors to establish or approve the matters contemplated) and to be in full force and effect on the date of such certification and delivered to the Trustee.

Business Day:

The term “Business Day,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

Code:

The term “Code” shall mean the Internal Revenue Code of 1986 as in effect on the date hereof.

Company:

The term “Company” shall mean Coca-Cola Enterprises Inc., a corporation organized and existing under the laws of the State of Delaware, and, subject to the provisions of Section 15.01, shall also include its successors and assigns.

Company Order; Company Request:

The term “Company Order” or “Company Request” shall mean, respectively, a written order or request signed in the name of the Company by the Chairman, the President or a Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or word or words and before or after the title “Vice President”), and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

Consolidated Net Tangible Assets:

The term “Consolidated Net Tangible Assets” means the total assets of the Company and its Restricted Subsidiaries (including, without limitation, any net investment in Subsidiaries that are not Restricted Subsidiaries) after deducting therefrom (a) all current liabilities (excluding any thereof constituting Indebtedness) and (b) all goodwill, trade names, trademarks, franchises, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles, all as computed by the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles as of the end of the fiscal year preceding the date of determination; provided, that any items constituting deferred income taxes, deferred investment tax credit or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.

Corporate Trust Office:

The term “Corporate Trust Office,” or other similar term, shall mean the principal office of the Trustee in the Borough of Manhattan, The City of New York, at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 60 Wall Street, 27th Floor, New York, New York 10005, Attention: Global Transaction Banking Trust and Securities Services. Fax (732)380-2345, or such other address as the Trustee may designate from time to time by notice to the holders, the Company or the principal corporate trust officer of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders or the Company).

Coupon:

The term “Coupon” shall mean any interest coupon appertaining to any Bearer Security.

Coupon Security:

The term “Coupon Security” shall mean any Bearer Security authenticated and delivered with one or more Coupons appertaining thereto.

Currency:

The term “Currency” shall mean U.S. Dollars or Foreign Currency.

Default:

The term “Default” shall have the meaning assigned to it in Section 11.03.

Defaulted Interest:

The term “Defaulted Interest” shall have the same meaning assigned to it in Section 3.08(e).

Depositary:

The term “Depositary” shall mean, with respect to the Securities of any series issuable in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

Discharged:

The term “Discharged” shall have the meaning assigned to it in Section 12.03.

EDGAR:

The term “EDGAR” shall mean the SEC’s Electronic Data Gathering and Retrieval system.

Event of Default:

The term “Event of Default” shall have the meaning specified in Section 7.01.

Exchange Act:

The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Floating Rate Security:

The term “Floating Rate Security” shall mean a Security that provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index specified pursuant to Section 3.01.

Foreign Currency:

The term “Foreign Currency” shall mean a currency issued by the government of any country other than the United States or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.

GAAP:

The term “GAAP”, with respect to any computation required or permitted hereunder, shall mean generally accepted accounting principles in effect in the United States of America which are applicable at the date of such computation and which are consistently applied for all applicable periods.

Global Security:

The term “Global Security” shall mean any Registered or Bearer Security evidencing all or part of a series of Securities, issued in fully-registered certificated form to the Depositary for such series in accordance with Section 3.03 and bearing the legend prescribed in Section 3.03(g).

Indebtedness:

The term “Indebtedness” shall mean any and all obligations of a Person for money borrowed which, in accordance with GAAP, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.

Indenture:

The term “Indenture” or “this Indenture” shall mean this instrument and all indentures supplemental thereto.

Interest:

The term “interest” shall mean, with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, interest payable after Maturity, and, when used with respect to a Bearer Security, includes any Additional Amounts payable on such Bearer Security pursuant to Section 4.02 and 6.02.

Interest Payment Date:

The term “Interest Payment Date” shall mean, with respect to any Security, the Stated Maturity of an installment of interest on such Security.

Mandatory Sinking Fund Payment:

The term “Mandatory Sinking Fund Payment” shall have the meaning assigned to it in Section 5.01.

Maturity:

The term “Maturity,” with respect to any Security, shall mean the date on which the principal of such Security shall become due and payable as therein and herein provided, whether by declaration, call for redemption or otherwise.

Members:

The term “Members” shall have the meaning assigned to it in Section 3.03(i).

Officer:

The term “Officer” shall mean the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company.

Officers’ Certificate:

The term “Officers’ Certificate” shall mean a certificate signed by two Officers, one of whom shall be the President, the Treasurer, or a Vice President of the Company and, in each case, delivered to the Trustee. Each such certificate shall include the statements provided for in Section 15.02 if and to the extent required by the provisions of such Section.

Opinion of Counsel:

The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company, or may be other counsel, which opinion shall be satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 15.02 if and to the extent required by the provisions of such Section.

Optional Sinking Fund Payment:

The term “Optional Sinking Fund Payment” shall have the meaning assigned to it in Section 5.01.

Original Issue Discount Security:

The term “Original Issue Discount Security” shall mean any Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and the regulations thereunder and any other Security designated by the Company as issued with original issue discount for United States federal income tax purposes.

Outstanding:

The term “Outstanding,” when used with respect to Securities shall mean, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such Securities or from its obligations with respect to which the Company shall have been Discharged; provided, however, that if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Securities that have been paid pursuant to Section 3.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the holders of the requisite principal amount of Securities Outstanding have performed any action hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such action, only Securities that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor. In determining whether the holders of the requisite principal amount of Outstanding Securities have performed any action hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02 and the principal amount of a Security denominated in a Foreign Currency that shall be deemed to be Outstanding for such purpose shall be the amount calculated pursuant to Section 3.11(c).

Paying Agent:

The term “Paying Agent” shall mean any Person authorized by the Company to pay the principal of and premium, if any, or interest on any Securities or to pay Coupons on behalf of the Company.

Person:

The term “Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or an agency or political subdivision thereof.

Place of Payment:

The term “Place of Payment” shall mean, when used with respect to the Securities of any series, the place or places where the principal of and premium, if any, and interest on the Securities of that series are payable as specified pursuant to Section 3.01.

Predecessor Security:

The term “Predecessor Security” shall mean, with respect to any Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

Principal Property:

The term “Principal Property” shall mean each bottling plant or facility of the Company or a Restricted Subsidiary located within the United States of America (other than its territories and possessions) or Puerto Rico; except any such bottling plant or facility which the Board of Directors of the Company by resolution reasonably determines not to be of material importance to the total business conducted by the Company and its Restricted Subsidiaries.

Record Date:

The term “Record Date” shall mean, with respect to any interest payable on any Registered Security on any Interest Payment Date, the close of business of the Corporate Trust Office of the Trustee on the date specified in such Registered Security for the payment of interest pursuant to Section 3.01.

Redemption Date:

The term “Redemption Date” shall mean, when used with respect to any Security to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture and the terms of such Security, which, in the case of a Floating Rate Security, unless otherwise specified pursuant to Section 3.01, shall be an Interest Payment Date only.

Redemption Price:

The term “Redemption Price” shall mean, in the case of an Original Issue Discount Security, the amount of the principal and interest that would be due and payable as of the Redemption Date upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02 and, in the case of any other Security, the principal amount thereof, plus, in each case, premium, if any, and accrued and unpaid interest, if any, to the Redemption Date.

Register:

The term “Register” shall have the meaning assigned to it in Section 3.05(a).

Registrar:

The term “Registrar” shall have the meaning assigned to it in Section 3.05(a).

Registered Security:

The term “Registered Security” shall mean any Security registered as to principal and interest in the Register.

Responsible Officers:

The term “Responsible Officers” of the Trustee hereunder shall mean any director, vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer, any assistant trust officer or any other officer associated with the Corporate Trust Office of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in the case of any such officer, who shall have direct responsibility for the administration of this Indenture.

Restricted Subsidiary:

The term “Restricted Subsidiary” shall mean any Subsidiary

(i) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the fifty states of the United States of America, the District of Columbia, or Puerto Rico, and

(ii) which owns or is the lessee of any Principal Property.

SEC:

The term “SEC” shall mean the U.S. Securities and Exchange Commission.

Secured Debt:

The term “Secured Debt” shall have the meaning assigned to it in Section 6.08.

Securities Act:

The term “Securities Act” shall mean the Securities Act of 1933, as amended.

Security:

The term “Security” shall mean one of the Securities duly authenticated by the Trustee and delivered pursuant to the provisions of this Indenture.

Security Custodian:

The term “Security Custodian” as of the date hereof shall mean Deutsche Bank Trust Company Americas.

Securityholder; holder of Securities; holder; registered holder:

The term “Securityholder” or “holder of Securities” or “holder” or “Holder” or “registered holder,” with respect to a Registered Security, shall mean the Person in whose name such Securities shall be registered in the Register kept for that purpose hereunder and, with respect to a Bearer Security or Coupon, the bearer thereof.

Special Record Date:

The term “Special Record Date” shall have the meaning assigned to it in Section 3.08(e)(i).

Stated Maturity:

The term “Stated Maturity” when used with respect to any Security or any installment of interest thereon, shall mean the date specified in such Security or the Coupons, if any, as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such Security or such installment of interest is due and payable.

Subsidiary:

The term “Subsidiary,” when used with respect to any Person, shall mean any corporation or other entity of which a majority of (a) the voting power of the voting equity securities or (b) in the case of a partnership or any other entity other than a corporation, the outstanding equity interests of which are owned, directly or indirectly, by such Person. For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

Successor Company:

The term “Successor Company” shall have the meaning assigned to it in Section 3.06(j).

Trust Indenture Act; TIA:

The term “Trust Indenture Act” or “TIA” shall mean the Trust Indenture Act of 1939, as amended, except as otherwise provided in this Indenture.

Trustee:

The term “Trustee” shall mean the trustee hereunder for the time being, whether original or successor, and if at any time there is more than one such trustee, “Trustee” as used with respect to the Securities of any series shall mean the trustee with respect to Securities of that series.

U.S. Dollars:

The term “U.S. Dollars” shall mean such currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

U.S. Government Obligations:

The term “U.S. Government Obligations” shall mean either (i) direct obligations of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed by the full faith and credit of the United States of America.

United States:

The term “United States” shall mean the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

United States Alien:

The term “United States Alien” shall mean any Person that is not, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) a trust (a) subject to the control of one or more United States persons and the primary supervision of a court in the United States, or (b) that has made a valid election (under applicable Treasury Regulations) to be treated as a United States person, or (iv) an estate the income of which is subject to United States federal income taxation regardless of its source.

Certain other terms, relating principally to provisions included in this Indenture in compliance with the Trust Indenture Act, are defined in Article Eleven.

SECTION 1.02. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural, and in the plural include the singular;

(f) “will” shall be interpreted to express a command;

(g) provisions apply to successive events and transactions;

(h) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(i) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(j) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

ARTICLE II

FORMS OF SECURITIES

SECTION 2.01. Terms and Form of the Securities.

(a) Securities and the Coupons, if any, of each series shall be substantially in one of the forms established by or pursuant to a Board Resolution and set forth in an Officers’ Certificate or in one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by the officers executing such Securities and Coupons as conclusively evidenced by their execution of such Securities and Coupons. If the form of a series of Securities is established in or pursuant to a Board Resolution, a copy of such Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the form of such series.

(b) The terms and provisions of the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company, and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.

(c) The definitive Securities and Coupons, if any, of each series shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, provided that such manner is permitted by the rules of any securities exchange on which such series of Securities may be listed, all as determined by the Officers executing such Securities and Coupons, as conclusively evidenced by their execution of such Securities and Coupons.

SECTION 2.02. Form of Bearer Security. Each Bearer Security and Coupon shall bear a legend substantially to the following effect:

“Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.”

SECTION 2.03. Form of Trustee’s Certificate of Authentication.

(a) Only such of the Securities as shall bear thereon a certificate substantially in the form of the Trustee’s certificate of authentication hereinafter recited, executed by the Trustee by manual signature, shall be valid or become obligatory for any purpose or entitle the holder thereof to any right or benefit under this Indenture, and the certificate of authentication by the Trustee upon any such Security executed on behalf of the Company as aforesaid shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder thereof is entitled to the benefits of this Indenture.

(b) Each Security shall be dated the date of its authentication, except that any Global Security shall be dated as of the date specified as contemplated in Section 3.01.

(c) The form of the Trustee’s certificate of authentication to be borne by the Securities shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By:
Authorized Signatory

SECTION 2.04. Form of Trustee’s Certificate of Authentication by an Authenticating Agent. If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s Certificate of Authentication by such Authenticating Agent to be borne by Securities of each such series shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By:
Authorized Signatory

ARTICLE III

THE DEBT SECURITIES

SECTION 3.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. There shall be established by or pursuant to a Board Resolution of the Company, and set forth in an Officers’ Certificate of the Company, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of the series (which shall distinguish the Securities of such series from the Securities of all other series, except to the extent that additional Securities of an existing series are being issued);

(b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.04, 3.06, 3.07, 4.07, or 14.05);

(c) the dates on which or periods during which the Securities of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Securities and Coupons, if any, of such series are or may be payable;

(d) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, and, in the case of Registered Securities, the Record Dates for the determination of holders to whom interest is payable on such Interest Payment Dates;

(e) if other than U.S. Dollars, the Currency in which Securities of the series shall be denominated or in which payment of the principal of, premium, if any, or interest on the Securities of the series shall be payable and any other terms concerning such payment;

(f) if the amount of payment of principal of, premium, if any, or interest on the Securities of the series may be determined with reference to an index, formula or other method including, but not limited to, an index based on a Currency or Currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(g) if the principal of, premium, if any, or interest on Securities of the series are to be payable, at the election of the Company or a holder thereof, in a Currency other than that in which the Securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which such election may be made and the time and the manner of determining the exchange rate between the Currency in which the Securities are denominated or payable without such election and the Currency in which the Securities are to be paid if such election is made;

(h) the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee (in the case of Registered Securities) or the principal London office of the Paying Agent (in the case of Bearer Securities) where the principal of, premium, if any, and interest on Securities of the series shall be payable;

(i) the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(j) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(k) if other than denominations of $1,000 for registered securities, or $5,000 for bearer securities, or any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(l) if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.02;

(m) whether the Securities of the series are to be issued as Original Issue Discount Securities and the amount of discount with which such Securities may be issued;

(n) provisions, if any, for the defeasance of Securities of the series;

(o) whether the Securities of the series are to be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities and the terms and conditions, if any, upon which interests in such Global Security or Securities may be exchanged in whole or in part for the individual Securities represented thereby;

(p) whether Securities of the series are to be issued as Registered Securities or Bearer Securities or both, and, if Bearer Securities are issued, whether Coupons will be attached thereto, whether Bearer Securities of the series may be exchanged for Registered Securities of the series and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

(q) if any Securities of the series are to be issued as Bearer Securities or as one or more Global Securities representing individual Bearer Securities of the series, (i) whether the provisions of Sections 4.02 and 6.02 or other provisions for tax redemption or payment of Additional Amounts shall apply and, if other provisions shall apply, such other provisions; (ii) whether interest in respect of any portion of a temporary Bearer Security of the series (delivered pursuant to Section 3.04) payable in respect of any Interest Payment Date prior to the exchange of such temporary Bearer Security for definitive Bearer Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date; and (iii) the terms upon which a temporary Bearer Security may be exchanged for one or more definitive Bearer Securities of the series;

(r) the date as of which any Global Security of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(s) whether the Securities will be listed on any securities exchange; and

(t) any other terms of the Securities of the series, including Events of Default and/or additional covenants of the Company (which terms shall not be inconsistent with the requirements of the Trust Indenture Act or the provisions of this Indenture).

All Securities of any one series and the Coupons, if any, appertaining thereto shall be substantially identical, except as to denomination and except as may otherwise be provided by or pursuant to such Board Resolution, and set forth in such Officers’ Certificate, or in any such indenture supplemental hereto. If any of the terms of a series of Securities are established by action taken pursuant to a Board Resolution, a copy of such Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of such series. All Securities of any one series need not be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

SECTION 3.02. Denominations. In the absence of any specification pursuant to Section 3.01 with respect to Securities of any series, the Securities of such series shall be issuable only as Registered Securities in denominations of any integral multiple of $1,000, or as Bearer Securities in denominations of integral multiples of $5,000, and shall be payable only in U.S. Dollars.

SECTION 3.03. Execution, Authentication, Delivery and Dating.

(a) The Securities and the Coupons, if any, shall be executed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board of Directors, its President, its Chief Financial Officer or its Treasurer or one of its Vice Presidents, which shall be attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries. If the Person whose signature is on a Security or Coupon, if any, no longer holds that office at the time the Security or Coupon, if any, is authenticated and delivered, the Security and Coupon, if any, shall nevertheless be valid.

(b) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities, with appropriate Coupons, if any, of any series, executed by the Company, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities and Coupons. The Trustee shall thereupon authenticate and deliver such Securities and Coupons without any further action by the Company. The Company Order shall specify the amount of the Securities (and Coupons) to be authenticated and the date on which the original issue of Securities (and Coupons) is to be authenticated.

(c) In authenticating the first Securities and Coupons, if any, of any series and accepting the additional responsibilities under this Indenture in relation to such Securities and Coupons, if any, the Trustee shall receive, and (subject to Section 11.02) shall be fully protected in relying upon:

(i) the supplemental indenture or Board Resolution relating thereto and, if applicable, an appropriate record of any action taken pursuant to such supplemental indenture or resolution, certified by the Secretary or an Assistant Secretary of the Company;

(ii) an Officers’ Certificate of the Company as to the absence of any event that is, or after notice or lapse of time or both would become, an Event of Default; and

(iii) an Opinion of Counsel prepared in accordance with Section 15.02, which shall state:

(A) that the form and terms of such Securities have been established by or pursuant to one or more Board Resolutions, by a supplemental indenture as permitted by Section 14.01(m), or by both such resolution or resolutions and such supplemental indenture, in conformity with the provisions of this Indenture;

(B) that the supplemental indenture, if any, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding and enforceable obligation of each of the Company;

(C) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding and enforceable obligations of the Company, enforceable in accordance with their terms, and will be entitled to the benefits of this Indenture;

(D) that the Company has the corporate power to issue the Securities, and has duly taken all necessary action with respect to such issuance;

(E) that the issuance of the Securities will not contravene the certificate of incorporation or By-laws (or comparable governing documents) of the Company or result in any violation of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement by which the Company is bound and, with respect to the Company, under which long-term debt of the Company as reflected in its latest financial statements on file with the SEC is outstanding;

(F) that all requirements of the Indenture applicable to the Company in respect of the execution and delivery by the Company of the Securities and of such supplemental indenture, if any, have been complied with and, that assuming (a) all requisite corporate authorization on the part of the Trustee, (b) continued compliance by the Trustee with the terms of the Indenture specifically applicable to the Trustee, and (c) due authentication and delivery of the Securities by the Trustee, the execution and delivery of such supplemental indenture, if any, will not violate the terms of this Indenture, and that, other than compliance with federal and state securities laws, no authorization, approval or consent by any regulatory or statutory or other public authority is required in connection with the execution and delivery of such supplemental indenture or for the creation, issuance, authentication and delivery of the Securities pursuant to the Indenture;

(G) all conditions precedent provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent) to the Trustee’s authentication and delivery of the Securities have been complied with; and

(H) the amount of Securities Outstanding of such series, together with the amount of such Securities, does not exceed any limit established under the terms of this Indenture on the amount of Securities of such series that may be authenticated and delivered.

(d) The Trustee shall have the right to decline to authenticate and deliver the Securities under this Section if the issue of the Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

(e) Each Security shall be dated the date of its authentication, except as otherwise provided pursuant to Section 3.01 with respect to the Securities of such series.

(f) Notwithstanding the provisions of Section 3.01 and of this Section 3.03, if all of the Securities of any series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 3.03 must be delivered only once, prior to the authentication and delivery of the first Security of such series; provided, however, that any subsequent request by the Company to the Trustee to authenticate Securities of such series upon original issuance shall constitute a representation and warranty by the Company that, as of the date of such request, the statements made in any Officers’ Certificate delivered pursuant to this Section 3.03 shall be true and correct as if made on such date.

(g) If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.” The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian, as provided in this Indenture.

(h) Each Depositary designated pursuant to Section 3.01 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

(i) Members of, or participants in, the Depositary (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Security Custodian under such Global Security, and the Depositary may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Members and Persons that may hold interests through Members, to take any action that a holder is entitled to take under this Indenture or the Securities.

(j) No Security or Coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by an Authenticating Agent by manual signature of one of its Responsible Officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security (and any Coupons appertaining thereto) has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Except as permitted by Section 3.05, 3.07 or 3.08, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant Coupons then matured have been cleared and canceled.

SECTION 3.04. Temporary Securities.

(a) Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more Coupons or without Coupons, and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities and Coupons, if any, may determine, as conclusively evidenced by their execution of such Securities and Coupons. Any such temporary Security may be in global form, representing all or a portion of the Outstanding Securities of such series. Every such temporary Security shall be executed by the Company and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.

(b) If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. Except as otherwise specified as contemplated by Section 3.01(q)(iii) with respect to a series of Securities issuable as Bearer Securities or as one or more Global Securities representing individual Bearer Securities of the series, (a) after the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of such temporary Securities at the office or agency of the Company in a Place of Payment for such series, without charge to the holder, except as provided in Section 3.06 and except that a Person receiving definitive Bearer Securities shall bear the cost of insurance, postage, transportation and the like unless otherwise specified pursuant to Section 3.01, and (b) upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured Coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided, further, that delivery of a Global Security representing individual Bearer Securities or a Bearer Security shall occur only outside the United States. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series, except as otherwise specified as contemplated by Section 3.01(q)(ii) with respect to the payment of interest on Global Securities in temporary form.

(c) Unless otherwise specified pursuant to Section 3.01, the Company will execute and deliver each definitive Global Security representing individual Bearer Securities and each Bearer Security to the Trustee at its principal office in London or such other place outside the United States specified pursuant to Section 3.01.

(d) Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Securities represented thereby pursuant to this

Section 3.04 or Section 3.06, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

SECTION 3.05. Registrar and Paying Agent.

(a) The Company will keep, at an office or agency to be maintained by it in the Borough of Manhattan, the City of New York, or in any other office or agency of the Company in a Place of Payment, where Registered Securities may be presented for registration or presented and surrendered for registration of transfer or of exchange (the “Registrar”), a security register for the registration and the registration of transfer or of exchange of the Registered Securities (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Register”), as in this Indenture provided, which Register shall at all reasonable times be open for inspection by the Trustee. Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars; the term “Registrar” includes any co-registrar.

(b) The Company shall enter into an appropriate agency agreement with any Registrar or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 11.01. The Company or any Affiliate of the Company may act as Registrar, co-Registrar or transfer agent.

(c) The Company hereby appoints the Trustee at its Corporate Trust Office in New York, New York as Registrar in connection with the Securities and this Indenture, until such time as another Person is appointed as such.

SECTION 3.06. Transfer and Exchange.

(a) Transfer.

(i) Upon surrender for registration of transfer of any Registered Security of any series at the Registrar, the Company shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee, one or more new Registered Securities of the same series for like aggregate principal amount of any authorized denomination or denominations. The transfer of any Security shall not be valid as against the Company or the Trustee unless registered at the Registrar by the registered holder, or by his or her attorney duly authorized in writing. Except as otherwise specified pursuant to Section 3.01, in no event may Registered Securities, including Registered Securities received in exchange for Bearer Securities, be exchanged for Bearer Securities.

(ii) Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, a

Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(b) Exchange.

(i) At the option of the holder, Registered Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Registered Securities of the same series for like aggregate principal amount of any authorized denomination or denominations, upon surrender of the Registered Securities to be exchanged at the Registrar.

(ii) At the option of the holder, except as otherwise specified as contemplated by Section 3.01(o) or 3.01(q) with respect to a Global Security representing Bearer Securities, Bearer Securities of any series may be exchanged for Registered Securities (if the Securities of such series are issuable as Registered Securities) or Bearer Securities of the same series, for like aggregate principal amount of any authorized denomination or denominations, upon surrender of the Bearer Securities to be exchanged at the office or agency of the Company maintained for such purpose, with all unmatured Coupons and all matured Coupons in Default thereto appertaining; provided, however, that delivery of a Bearer Security shall occur only outside the United States. If the holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in Default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the holder of such Bearer Security shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 3.08, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside the United States.

(iii) Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the holder making the exchange is entitled to receive.

(iv) Notwithstanding the foregoing, Bearer Securities may not be issued in exchange for Registered Securities unless permitted under United States income tax laws and regulations applicable to Securities in effect at the time of such exchange.

(c) Exchange of Global Securities for Individual Securities. Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive individual Securities.

(i) Individual Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if:

(A) at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.03(h) and, in each case, a successor Depositary is not appointed by the Company within 90 days of such notice, or

(B) the Company executes and delivers to the Trustee and the Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable.

In connection with the exchange of an entire Global Security for individual Securities pursuant to this subsection (c), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series, will authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of individual Securities of authorized denominations.

(ii) The owner of a beneficial interest in a Global Security will be entitled to receive an individual Security in exchange for such interest if an Event of Default has occurred and is continuing. Upon receipt by the Security Custodian and Registrar of instructions from the holder of a Global Security directing the Security Custodian and Registrar to (x) issue one or more individual Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the rules and regulations of the Depositary:

(A) the Security Custodian and Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

(B) the Company shall promptly execute and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series, shall authenticate and deliver to such beneficial owner individual Securities in an equivalent amount to such beneficial interest in such Global Security; and

(C) the Security Custodian and Registrar shall decrease such Global Security by such amount in accordance with the foregoing.

In the event that the individual Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the holder of a Global Security to issue such individual Securities, the Company expressly acknowledges, with respect to the right of any holder to pursue a remedy pursuant to Section 7.07 hereof, the right of any beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such individual Securities had been issued.

(iii) If specified by the Company pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for individual Securities of such series on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(A) to each Person specified by such Depositary a new individual Security or Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(B) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of individual Securities delivered to holders thereof.

(iv) After the date that is 40 days after the issue date of a Global Security, the owner of a beneficial interest in a Global Security that is in bearer form will be entitled to receive an individual Bearer Security in exchange for such interest upon 30 days’ written notice to the Trustee.

(v) In any exchange provided for in clauses (i) through (iv), the Company will execute and the Trustee will authenticate and deliver individual Securities (a) in registered form in authorized denominations, if the Securities of such series are issuable as Registered Securities, (b) in bearer form in authorized denominations, with or without Coupons attached, if the Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities, if the Securities of such series are issuable in either form; provided, however, that individual Bearer Securities shall be delivered in exchange for a Global Security only in accordance with the procedures specified pursuant to Section 3.01.

(vi) Upon the exchange in full of a Global Security for individual Securities, such Global Security shall be canceled by the Trustee. Individual Registered Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Registered Securities to the Persons in whose names such Registered Securities are so registered. The Trustee shall deliver individual Bearer Securities issued in exchange for a Global Security pursuant to this Section to the Persons and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee; provided, however, that individual Bearer Securities shall be delivered in exchange for a Global Security only in accordance with the procedures as may be specified pursuant to Section 3.01.

(d) Notwithstanding the foregoing, Bearer Securities may not be issued in exchange for Registered Securities unless permitted under United States income tax laws and regulations applicable to Securities in effect at the time of such exchange.

(e) All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered for such registration of transfer or exchange.

(f) Every Registered Security presented or surrendered for registration of transfer, or for exchange or payment shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee and the Registrar, duly executed by the holder thereof or by his or her attorney duly authorized in writing.

(g) No service charge will be made for any registration of transfer or exchange of Securities except as provided in Section 3.04(b) or 3.07. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than those expressly provided in this Indenture to be made at the Company’s own expense or without expense or charge to the holders.

(h) The Company shall not be required to (i) register, transfer or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Securities of such series selected for redemption under Section 4.03 and ending at the close of business on the day of such transmission, or (ii) register, transfer or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; provided, however, that, if specified pursuant to Section 4.02, any Bearer Securities of any series that are exchangeable for Registered Securities and that are called for redemption pursuant to Section 4.02 may, to the extent permitted by applicable law, be exchanged for one or more Registered Securities of such series during the period preceding the Redemption Date.

(i) Prior to the due presentation for registration of transfer or exchange of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for all purposes whatsoever, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by any notice to the contrary.

(j) In case a successor Company (“Successor Company”) has executed an indenture supplemental hereto with the Trustee pursuant to Article Fourteen, any of the Securities authenticated or delivered pursuant to such transaction may, from time to time, at the request of the Successor Company, be exchanged for other Securities executed in the name of the Successor

Company with such changes in phraseology and form as may be appropriate, but otherwise identical to the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Company, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 3.06 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Company, at the option of the holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

(k) Each holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

(l) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(m) Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 3.07. Mutilated, Destroyed, Lost and Stolen Securities.

(a) If (i) any mutilated Security or any mutilated Coupon with the Coupon Security to which it appertains (and all unmatured Coupons attached thereto) is surrendered to the Trustee at its Corporate Trust Office (in the case of Registered Securities) or at its principal London office (in the case of Bearer Securities) or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security or any Coupon, and there is delivered to the Company and the Trustee security or indemnity satisfactory to them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustee receives notice that such Security or Coupon has been acquired by a protected purchaser, then the Company shall execute and upon Company Request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security or in exchange for the Coupon Security to which such mutilated, destroyed, lost or stolen Coupon appertains, a new Security of the same series and of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding, and, in the case of a Coupon Security, with such Coupons attached thereto that neither gain nor loss in interest shall result from such exchange or substitution.

(b) In case any such mutilated, destroyed, lost or stolen Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amount due on such Security or Coupon in accordance with its terms; provided, however, that payment of principal and premium, if any, and any interest on Bearer Securities or payment of Coupons shall, except as otherwise provided in Section 3.08, be payable only at an office or agency located outside the United States.

(c) Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(d) Every new Security of any series, with its Coupons, if any, issued pursuant to this Section shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security or Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their Coupons, if any, duly issued hereunder.

(e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons.

SECTION 3.08. Payment of Interest; Interest Rights Preserved.

(a) Interest on any Registered Security that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest payment notwithstanding the cancellation of such Registered Security upon any transfer or exchange subsequent to the Record Date. In case a Coupon Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Coupon Security shall be surrendered without the Coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Coupon Security, but will be payable only to the bearer of such Coupon when due in accordance with the provisions of this Indenture. Payment of interest on Registered Securities shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 3.01) or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, if provided pursuant to Section 3.01 and in accordance with arrangements satisfactory to the Trustee, at the option of the Registered Holder by wire transfer to an account designated by the Registered Holder.

(b) Interest on any Coupon Security that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the holder of the Coupon that has matured on such Interest Payment Date upon surrender of such Coupon on such Interest Payment Date at the principal London office of the Paying Agent or at such other Place of Payment outside the United States specified pursuant to Section 3.01.

(c) Interest on any Bearer Security (other than a Coupon Security) that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the holder of the Bearer Security upon presentation of such Bearer Security and notation thereon on such Interest Payment Date at the London office of the Paying Agent or at such other Place of Payment outside the United States specified pursuant to Section 3.01.

(d) Unless otherwise specified pursuant to Section 3.01, at the direction of the holder of any Bearer Security or Coupon payable in U.S. Dollars, and subject to applicable laws and regulations, payments in respect of such Bearer Security or Coupon will be made by check drawn on a bank in the City of New York or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to a U.S. Dollars account maintained by such holder with a bank outside the United States. If such payment at the offices of all Paying Agents outside the United States becomes illegal or is effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in U.S. Dollars, the Company will appoint an office or agent in the United States at which such payment may be made. Unless otherwise specified pursuant to Section 3.01, at the direction of the holder of any Bearer Security or Coupon payable in a Foreign Currency, payment on such Bearer Security or Coupon will be made by a check drawn on a bank outside the United States or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an appropriate account maintained by such holder outside the United States. Except as provided in this paragraph, no payment on any Bearer Security or Coupon will be made by mail to an address in the United States or by transfer to an account maintained by the bearer thereof in the United States.

(e) Any interest on any Security that is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall, if such Security is a Registered Security, forthwith cease to be payable to the Registered Holder on the relevant Record Date by virtue of his or her having been such a Registered Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Registered Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the holders of such Registered Securities at their addresses as they appear in the Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted

Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Registered Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable. In case a Coupon Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at the office or agency in a Place of Payment for such series) on any Special Record Date and before the opening of business (at such office or agency) on the related proposed date of payment of Defaulted Interest, such Coupon Security shall be surrendered without the Coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Coupon Security, but will be payable only to the holder of such Coupon when due in accordance with the provisions of this Indenture.

(ii) The Company may make payment of any Defaulted Interest on Registered Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(f) Any Defaulted Interest payable in respect of Bearer Securities of any series shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner that there is no discrimination between the holders of Registered Securities (if any) and Bearer Securities of such series, and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Company, in the manner provided in Section 15.05, not more than 25 days and not less than 20 days prior to the date of the proposed payment.

(g) Subject to the provisions set forth herein relating to Record Dates, each Security delivered pursuant to any provision of this Indenture in exchange or substitution for, or upon registration of transfer of, any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.09. Cancellation. Unless otherwise specified pursuant to Section 3.01 for Securities of any series, all Securities surrendered for payment, redemption, registration of transfer or exchange or credit against any sinking fund or otherwise and all Coupons surrendered for payment or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and shall be promptly canceled by it and, if surrendered to the Trustee, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities or Coupons previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities or Coupons so delivered shall be promptly canceled by the Trustee. No Securities or Coupons shall be authenticated in lieu of or in exchange for any Securities or Coupons canceled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all canceled Securities and Coupons held by it in accordance with its then customary procedures and deliver a certificate of such disposal to the Company. The acquisition of any Securities or Coupons by the Company shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Securities or Coupons are surrendered to the Trustee for cancellation.

SECTION 3.10. Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11. Currency of Payments in Respect of Securities.

(a) Except as otherwise specified pursuant to Section 3.01 for Bearer Securities of any series, payment of the principal of and premium, if any, and interest on Bearer Securities of such series denominated in any Currency will be made in such Currency.

(b) Except as otherwise specified pursuant to Section 3.01 for Registered Securities of any series, payment of the principal of and premium, if any, and interest on Registered Securities of such series will be made in U.S. Dollars.

(c) For purposes of any provision of the Indenture where the holders of Outstanding Securities may perform an action that requires that a specified percentage of the Outstanding Securities of all series perform such action and for purposes of any decision or determination by the Trustee of amounts due and unpaid for the principal of and premium, if any, and interest on the Securities of all series in respect of which moneys are to be disbursed ratably, the principal of and premium, if any, and interest on the Outstanding Securities denominated in a Foreign Currency will be the amount in U.S. Dollars based upon exchange rates, determined as specified pursuant to Section 3.01 for Securities of such series, as of the date for determining whether the holders entitled to perform such action have performed it or as of the date of such decision or determination by the Trustee, as the case may be.

(d) Any decision or determination to be made regarding exchange rates shall be made by an agent appointed by the Company; provided, that such agent shall accept such appointment in writing and the terms of such appointment shall, in the opinion of the Company at the time of such appointment, require such agent to make such determination by a method consistent with the method provided pursuant to Section 3.01 for the making of such decision or determination. All decisions and determinations of such agent regarding exchange rates shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee and all holders of the Securities.

SECTION 3.12. Judgments. The Company may provide pursuant to Section 3.01 for Securities of any series that (a) the obligation, if any, of the Company to pay the principal of, premium, if any, and interest on the Securities of any series in a Foreign Currency or U.S. Dollars (the “Designated Currency”) as may be specified pursuant to Section 3.01 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of such Securities shall be given in the Designated Currency; (b) the obligation of the Company to make payments in the Designated Currency of the principal of and premium, if any, and interest on such Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the business day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such holder receives such payment; (c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such Additional Amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

SECTION 3.13. CUSIP and ISIN Numbers. The Company in issuing any Securities may use CUSIP and ISIN numbers, in each case if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange with respect to such series provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE IV

REDEMPTION OF SECURITIES

SECTION 4.01. Applicability of Right of Redemption. Redemption of Securities (other than pursuant to a sinking fund or analogous provision) permitted by the terms of any series of Securities shall be made in accordance with such terms (except as otherwise specified pursuant to Section 3.01 for Securities of any series) in accordance with this Article; provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

SECTION 4.02. Tax Redemption; Special Tax Redemption.

(a) Unless otherwise specified pursuant to Section 3.01, Bearer Securities of any series may be redeemed at the option of the Company in whole, but not in part, at any time, at the Redemption Price thereof (calculated without premium), if the Company has or will become obligated to pay Additional Amounts on such Bearer Securities pursuant to Section 6.02 as a result of any change in, or amendment to, the laws (or any regulation or ruling promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date on which any Person (including any Person acting as underwriter, broker or dealer) agrees to purchase any of such Bearer Securities pursuant to their original issuance, and such obligation cannot be avoided by the Company taking reasonable measures available to it. If the Company elects to redeem Bearer Securities pursuant to this Section 4.02, it shall notify the Trustee and the holders of such Bearer Securities in accordance with Sections 4.03 and 4.04; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Bearer Securities of that series then due. Prior to the publication of any notice of redemption pursuant to this Section 4.02(a), the Company shall deliver to the Trustee (i) an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (ii) an Opinion of Counsel to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

(b) Unless otherwise specified pursuant to Section 3.01, if the Company shall determine that any payment made outside the United States by the Company or any of its Paying Agents in respect of any Bearer Security or Coupon, if any, that is not a Floating Rate Security (an “Affected Security”) would, under any present or future laws or regulations in the United States, be subject to any certification, documentation, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Affected Security that is a United States Alien (other than such a requirement (i) that would not be applicable to a payment made by the Company or any one of its Paying Agents (A) directly to the beneficial owner or (B) to a custodian, nominee or other agent of the beneficial owner, or (ii) that can be satisfied by such custodian, nominee or other agent certifying to the effect that the beneficial owner is a United States Alien; provided that, in any case referred to in clause (i)(B) or (ii), payment by the custodian, nominee or agent to the beneficial owner is not otherwise subject to any such requirement), then the Company shall elect either (x) to redeem such Affected Securities in whole, but not in part, at the Redemption Price thereof (calculated without premium) or (y) if the conditions of the next succeeding paragraph are satisfied, to pay the Additional Amounts specified in such paragraph. The Company shall make such determination as soon as practicable and publish prompt notice thereof (the “Determination Notice”), stating the effective date of such certification, documentation, information or other reporting requirement, whether the Company elects to redeem the Affected Securities or to pay the Additional Amounts specified in the next succeeding paragraph and (if applicable) the last date by which the redemption of the Affected Securities must take place, as provided in the next succeeding sentence. If any Affected Securities are to be redeemed pursuant to this paragraph, the redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Company shall specify by notice given to the Trustee and the holders of the Affected Securities in accordance with Sections 4.03 and 4.04. Notwithstanding the foregoing, the Company shall not so redeem the Affected Securities if the Company shall subsequently determine, not less than 30 days prior to the Redemption Date, that subsequent payments on the Affected Securities would not be subject to any such certification, documentation, information or other reporting requirement, in which case the Company shall publish prompt notice of such subsequent determination, and any earlier redemption notice given pursuant to this paragraph shall be revoked and of no further effect. Prior to the publication of any Determination Notice pursuant to this paragraph, the Company shall deliver to the Trustee (i) an Officers’ Certificate stating that the Company is entitled to make such determination and setting forth a statement of facts showing that the conditions precedent to the obligation of the Company to redeem the Affected Securities or to pay the Additional Amounts specified in the next succeeding paragraph have occurred and (ii) an Opinion of Counsel to the effect that such conditions have occurred.

(c) If and so long as the certification, documentation, information or other reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect to pay as Additional Amounts such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirement by the Company or any of its Paying Agents in respect of any Affected Security of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph or (ii) is imposed as a result of presentation of any such Affected Security for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurred later), will not be less than the amount provided in any such Affected Security to be then due and payable. If the Company elects to pay Additional Amounts pursuant to this paragraph, then the Company shall have the right, but shall not be required, to redeem the Affected Securities at any time in whole, but not in part, at the Redemption Price thereof (calculated without premium), subject to the provisions of the last three sentences of the immediately preceding paragraph. If the Company elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Company shall redeem the Affected Securities in whole, but not in part, at the Redemption Price thereof (calculated without premium), subject to the provisions of the last three sentences of the immediately preceding paragraph. Any redemption payments made by the Company pursuant to the two immediately preceding sentences shall be subject to the continuing obligation of the Company to pay Additional Amounts pursuant to this paragraph. If the Company elects to, or is required to, redeem the Affected Securities pursuant to this paragraph, it shall notify the Trustee and the holders of the Affected Securities thereof in accordance with Sections 4.03 and 4.04.

SECTION 4.03. Selection of Securities to be Redeemed.

(a) If the Company shall at any time elect to redeem all or any portion of the Securities of a series then Outstanding, it shall at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed, and thereupon the Trustee shall select, as directed in writing by the Company, the Securities (or portions thereof) of such series to be redeemed. Unless otherwise provided in the Officers’ Certificate or supplemental indenture provided for in Section 3.01, no Security of a denomination of $1,000 shall be redeemed in part and Securities may be redeemed in part only in integral multiples of $1,000. In any case where more than one Registered Security of such series is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Registered Security of such series. The Trustee shall, as soon as practicable, notify the Company in writing of the Securities and portions of Securities so selected.

(b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed.

SECTION 4.04. Notice of Redemption.

(a) The election of the Company to redeem any Securities of any series shall be evidenced by a Board Resolution. Notice of redemption shall be given by the Company or, at the Company’s request and expense, by the Trustee in the name and at the expense of the Company, not less than 30 nor more than 60 days prior to the Redemption Date, to the holders of Securities of any series to be redeemed in whole or in part pursuant to this Article, in the manner provided in Section 15.06. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Failure to give such notice, or any defect in such notice to the holder of any Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the holder of any other Security of such series.

(b) All notices of redemption shall identify the Securities to be redeemed (including CUSIP numbers) and shall state:

(i) such election by the Company to redeem Securities of such series pursuant to provisions contained in this Indenture or the terms of the Securities of such series or a supplemental indenture establishing such series, if such be the case;

(ii) the Redemption Date;

(iii) the Redemption Price;

(iv) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

(v) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed, and that interest thereon, if any, shall cease to accrue on and after said date;

(vi) that, unless otherwise specified in such notice, Coupon Securities of any series, if any, surrendered for redemption must be accompanied by all Coupons maturing subsequent to the date fixed for redemption, failing which the amount of any such missing Coupon or Coupons will be deducted from the Redemption Price;

(vii) the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price, and that the Securities designated in such notice for redemption are required to be presented on or after such Redemption Date at the designated Place of Payment;

(viii) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 3.06(b) or otherwise, the last date on which such exchanges may be made;

(ix) that the redemption is for a sinking fund, if such is the case; and

(x) if any Security of any series is to be redeemed in part, that on and after the Redemption Date, upon surrender of such Security and any Coupons appertaining thereto, such Security and any Coupons appertaining thereto will be canceled and a new Security or Securities of such series in aggregate principal amount equal to the unredeemed portion thereof and with appropriate Coupons will be issued and delivered without charge to the holder or, in the case of Securities providing appropriate space for such notation, at the option of the holders, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

SECTION 4.05. Deposit of Redemption Price. On or prior to 10 a.m., New York City time, on the Redemption Date for any Registered Securities, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 6.04) an amount of money in the Currency in which such Securities are denominated in immediately available funds (except as provided pursuant to Section 3.01) sufficient to pay the Redemption Price of such Securities or any portions thereof that are to be redeemed on that date. In the case of any redemption pertaining to Bearer or Coupon Securities, the Company shall, no later than the Business Day prior to such Redemption Date, deposit with the Trustee or with a Paying Agent (other than the Company) an amount of money in the Currency in immediately available funds in which such Securities are denominated (except as provided pursuant to Section 3.01) sufficient to pay the Redemption Price of such Securities or any portion thereof that are to be redeemed on the Redemption Date.

SECTION 4.06. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, any Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall Default in the payment of the Redemption Price) such Securities shall cease to bear interest and any Coupons for such interest appertaining to any such Securities to be redeemed, except to the extent described below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price; provided, however, that installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Securities shall be payable according to the terms of such Securities and the provisions of Section 3.08.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

If any Coupon Security surrendered for redemption shall not be accompanied by all Coupons appertaining thereto maturing on or after the Redemption Date, the Redemption Price for such Coupon Security may be reduced by an amount equal to the face amount of all such missing Coupons. If thereafter the holder of such Coupon shall surrender to any Paying Agent outside the United States any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such holder shall be entitled to receive the amount so deducted. The surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.

SECTION 4.07. Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Company as is specified pursuant to Section 3.01 (in the case of Registered Securities) and at the principal London office of the Paying Agent or such other office or agency of the Company outside the United States as is specified pursuant to Section 3.01 (in the case of Bearer Securities) with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the holder of such Security without service charge, a new Security or Securities of the same series, of like tenor and form, of any authorized denomination as requested by such holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, and, in the case of a Coupon Security, with appropriate Coupons attached; except that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Security providing appropriate space for such notation, at the option of the holder thereof, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

ARTICLE V

SINKING FUNDS

SECTION 5.01. Applicability of Sinking Fund.

(a) Redemption of Securities permitted or required pursuant to a sinking fund for the retirement of Securities of a series by the terms of such series of Securities shall be made in accordance with such terms of such series of Securities and this Article, except as otherwise specified pursuant to Section 3.01 for Securities of such series, provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

(b) The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “Optional Sinking Fund Payment.” If provided for by the terms of Securities of any series, the cash amount of any Mandatory Sinking Fund Payment may be subject to reduction as provided in Section 5.02.

SECTION 5.02. Mandatory Sinking Fund Obligation. The Company may, at its option, satisfy any Mandatory Sinking Fund Payment obligation, in whole or in part, with respect to a particular series of Securities by (1) delivering to the Trustee Securities of such series in transferable form (together with the unmatured Coupons, if any, appertaining thereto) theretofore purchased or otherwise acquired by the Company or redeemed at the election of the Company pursuant to Section 4.03 or (2) receiving credit for Securities of such series (together with the unmatured Coupons, if any, appertaining thereto) (not previously so credited) acquired by the

Company and theretofore delivered to the Trustee. The Trustee shall credit such Mandatory Sinking Fund Payment obligation with an amount equal to the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such Mandatory Sinking Fund Payment shall be reduced accordingly. If the Company shall elect to so satisfy any Mandatory Sinking Fund Payment obligation, it shall deliver to the Trustee not less than 45 days prior to the relevant sinking fund payment date a written notice signed on behalf of the Company by its Chairman of the Board of Directors, its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers, which shall designate the Securities (and portions thereof, if any) so delivered or credited and which shall be accompanied by such Securities (together with the unmatured Coupons, if any, appertaining thereto) (to the extent not theretofore delivered) in transferable form. In case of the failure of the Company, at or before the time so required, to give such notice and deliver such Securities the Mandatory Sinking Fund Payment obligation shall be paid entirely in moneys.

SECTION 5.03. Optional Redemption at Sinking Fund Redemption Price. In addition to the sinking fund requirements of Section 5.02, to the extent, if any, provided for by the terms of a particular series of Securities, the Company may, at its option, make an Optional Sinking Fund Payment with respect to such Securities. Unless otherwise provided by such terms, (a) to the extent that the right of the Company to make such Optional Sinking Fund Payment shall not be exercised in any year, it shall not be cumulative or carried forward to any subsequent year, and (b) such optional payment shall operate to reduce the amount of any Mandatory Sinking Fund Payment obligation as to Securities of the same series. If the Company intends to exercise its right to make such optional payment in any year it shall deliver to the Trustee not less than 45 days prior to the relevant sinking fund payment date a certificate signed by its Chairman of the Board of Directors, its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers stating that the Company will exercise such optional right, and specifying the amount which the Company will pay on or before the next succeeding sinking fund payment date. Such certificate shall also state that no Event of Default has occurred and is continuing.

SECTION 5.04. Application of Sinking Fund Payment.

(a) If the sinking fund payment or payments made in funds pursuant to either Section 5.02 or 5.03 with respect to a particular series of Securities plus any unused balance of any preceding sinking fund payments made in funds with respect to such series shall exceed $50,000 (or a lesser sum if the Company shall so request, or such equivalent sum for Securities denominated other than in U.S. Dollars), it shall be applied by the Trustee on the sinking fund payment date next following the date of such payment, unless the date of such payment shall be a sinking fund payment date, in which case such payment shall be applied on such sinking fund payment date, to the redemption of Securities of such series at the redemption price specified in Section 4.04(b). The Trustee shall select, in the manner provided in Section 4.03, for redemption on such sinking fund payment date, a sufficient principal amount of Securities of such series to absorb said funds, as nearly as may be, and shall, at the expense and in the name of the Company, thereupon cause notice of redemption of the Securities to be given in substantially the manner provided in Section 4.04(a) for the redemption of Securities in part at the option of the Company, except that the notice of redemption shall also state that the Securities are being redeemed for the sinking fund. Any sinking fund moneys not so applied by the Trustee to the redemption of Securities of such series shall be added to the next sinking fund payment received in funds by the

Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 5.04. Any and all sinking fund moneys held by the Trustee on the last sinking fund payment date with respect to Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee to the payment of the principal of the Securities of such series at maturity.

(b) On or prior to each sinking fund payment date, the Company shall pay to the Trustee a sum equal to all interest accrued to the date fixed for redemption on Securities to be redeemed on such sinking fund payment date pursuant to this Section 5.04.

(c) The Trustee shall not redeem any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) of which the Trustee has actual knowledge, except that if the notice of redemption of any Securities of such series shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Securities if funds sufficient for that purpose shall be deposited with the Trustee in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund at the time any such Default or Event of Default shall occur and any moneys thereafter paid into the sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of all the Securities of such series; provided, however, that in case such Default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date on which such moneys are required to be applied pursuant to the provisions of this Section 5.04.

ARTICLE VI

PARTICULAR COVENANTS OF THE COMPANY

The Company hereby covenants and agrees as follows:

SECTION 6.01. Payments of Securities. The Company will duly and punctually pay the principal of and premium, if any, on each series of Securities, and the interest which shall have accrued thereon, and pay any Coupons, at the dates and place and in the manner provided in the Securities, the Coupons and in this Indenture. Any interest due on Coupon Securities on or before Maturity, other than Additional Amounts, if any, payable as provided in Section 6.02 in respect of principal of (or premium, if any, on) such a Security, shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature.

SECTION 6.02. Payment of Additional Amounts.

(a) If the Securities of a series provide for the payment of Additional Amounts, the Company will pay to the holder of any Security of any such series or any related Coupon who is a United States Alien such Additional Amounts as may be necessary in order that every net payment of the principal of and interest on any Security of any series, after deduction or withholding for or on account of any present or future tax assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in any Security of any series or any related Coupon to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

(i) any tax, assessment or other governmental charge imposed or withheld solely because the holder or beneficial owner of a Security, or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation:

•	is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the taxing jurisdiction or has or had a permanent establishment in the taxing jurisdiction;

•

has or had any present or former connection (other than the mere fact of ownership of a Security or the receipt of payment thereon) with the taxing jurisdiction imposing such tax, assessment or other governmental charge, including being or having been a citizen or resident thereof or being treated as having been a resident thereof;

(ii) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation or surrender by the holder of a Security for payment on a date more than 30 days after the date such payment becomes due or is duly provided for, whichever occurs later, except to the extent that the holder thereof would have been entitled to an Additional Amount on presenting the same for payment on such thirtieth day;

(iii) any estate, inheritance, gift, sales, transfer, personal Property or any similar tax, assessment or other governmental charge;

(iv) any tax, assessment or other governmental charge which would not have been imposed but for a failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of any Security of any series or any related Coupon, if compliance is required by statute or by regulation of the United States or any political subdivision or taxing authority thereof or by an applicable income tax treaty as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(v) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of or interest on any Security of any series;

(vi) any tax, assessment or other governmental charge imposed by reason of the past or present status of a holder or beneficial owner of a Security as a passive foreign investment company, a controlled foreign corporation or a personal holding company with respect to the United States, as a private foundation or other tax exempt organization for United States federal income tax purposes, or as a corporation which accumulates earnings to avoid United States federal income tax;

(vii) any tax, assessment or other governmental charge imposed on interest received by a Person holding, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote or a bank receiving interest described in Section 881(c)(3)(A) of the Code;

(viii) any tax, assessment or other governmental charge any paying agent (which term may include the Company) must withhold from any payment of principal of or interest on any Security, if such payment can be made without such withholding by any other paying agent;

(ix) any tax, assessment or governmental charge required to be made pursuant to European Union Council Directive 2003/48/EC of June 3, 2003 on the taxation of savings income in the form of interest payments, or any law implementing or complying with, or introduced in order to conform to that directive; or

(x) any combination of the above items;

nor will Additional Amounts be paid with respect to any payment of principal of or interest on any Security to any United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of any Security of any series.

(b) All Securities of the same series may be redeemed in whole but not in part, at the option of the Company at any time prior to maturity, upon the giving of a notice of redemption, at a redemption price equal to 100 percent of the principal amount thereof, together with accrued interest to the date fixed for redemption, if the Company determines that, (i) as a result of any change in or amendment to the laws (or any regulation or ruling promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or ruling, which change or amendment becomes effective on or after the date of issuance of such series, the Company has or will become obligated to pay Additional Amounts with respect to such Security or (ii) any such change, amendment, application or interpretation shall be officially proposed, which in the written opinion of independent legal counsel of recognized standing to the Company will result in a material probability that the Company will, on the occasion of the next payment due under the Securities, become obligated to pay Additional Amounts. Prior to the giving of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (i) a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred and (ii) an opinion of counsel satisfactory to the Trustee to such effect based on such statement of facts; provided however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment in respect of such Securities were then due. Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice.

(c) Except as specifically provided in this Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in any Security of any series there is a reference, in any context, to the payment of the principal of or interest on, or in respect of, any Security or any related Coupon, such mention shall be deemed to include mention of the payment of Additional Amounts provided for herein to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions hereof and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

(d) If the payment of Additional Amounts becomes required in respect of the Securities of a series, at least ten days prior to the first Interest Payment Date with respect to which such Additional Amounts will be payable (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and premium, if any, is made and on which such Additional Amounts will be payable), and at least ten days prior to each date of payment of principal and premium, if any, or interest if there has been any change with respect to the matters set forth in the below mentioned Officers’ Certificate, the Company will furnish the Trustee and each Paying Agent with an Officers’ Certificate that shall specify by country the amount, if any, required to be withheld on such payments to holders of Securities or Coupons that are United States Aliens, and the Company will pay to the Trustee or such Paying Agent the Additional Amounts, if any, required by the terms of such Securities and this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 6.02.

SECTION 6.03. Paying Agent.

(a) The Company will maintain in each Place of Payment for any series of Securities and Coupons, if any, an office or agency where Securities and Coupons of such series (but, except as otherwise provided in Section 3.08, unless such Place of Payment is located outside the United States, not Bearer Securities or Coupons) may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and Coupons of such series and this Indenture may be served (the “Paying Agent”). So long as any Bearer Securities of any series remain outstanding, the Company will maintain for such purposes one or more offices or agencies outside the United States in such city or cities specified pursuant to Section 3.01 and, if any Bearer Securities are listed on a securities exchange that requires an office or agency for the payment of principal of and premium, if any, or interest on such Bearer Securities in a location other than the location of an office or agency specified pursuant to Section 3.01, the Company will maintain for such purposes an office or agency in such location so long as any Bearer Securities are listed on such securities exchange and such exchange so requires. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee (in the case of Registered Securities) and at the principal London office of the Trustee (in the case of Bearer Securities), and the Company hereby appoints the Trustee as Paying Agent to receive all presentations, surrenders, notices and demands.

(b) The Company may also from time to time designate different or additional offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and of any change in the location of any such different or additional office or agency. The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. The Company or any Affiliate of the Company may act as Paying Agent.

SECTION 6.04. To Hold Payment in Trust.

(a) If the Company or an Affiliate of the Company shall at any time act as Paying Agent with respect to any series of Securities and Coupons, if any, then, on or before the date on which the principal of and premium, if any, or interest on any of the Securities of that series by their terms or as a result of the calling thereof for redemption shall become payable, the Company or such Affiliate will segregate and hold in trust for the benefit of the holders of such Securities or the Trustee a sum sufficient to pay such principal and premium, if any, or interest which shall have so become payable until such sums shall be paid to such holders or otherwise disposed of as herein provided, and will notify the Trustee of its action or failure to act in that regard. Upon any proceeding under any federal bankruptcy laws with respect to the Company or any Affiliate of the Company, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such Affiliate as Paying Agent.

(b) If the Company shall appoint, and at the time have, a Paying Agent for the payment of the principal of and premium, if any, or interest on any series of Securities and Coupons, then prior to 10 a.m., New York City time, on the date on which the principal of and premium, if any, or interest on any of the Securities of that series shall become payable as aforesaid, whether by their terms or as a result of the calling thereof for redemption, the Company will deposit with such Paying Agent a sum sufficient to pay such principal and premium, if any, or interest, such sum to be held in trust for the benefit of the holders of such Securities or the Trustee, and (unless such Paying Agent is the Trustee), the Company or any other obligor of such Securities will promptly notify the Trustee of its payment or failure to make such payment.

(c) If the Paying Agent shall be other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 6.04, that such Paying Agent shall:

(i) hold all moneys held by it for the payment of the principal of and premium, if any, or interest on the Securities of that series and any related Coupons in trust for the benefit of the holders of such Securities until such sums shall be paid to such holders or otherwise disposed of as herein provided;

(ii) give to the Trustee notice of any Default by the Company or any other obligor upon the Securities of that series in the making of any payment of the principal of and premium, if any, or interest on the Securities of that series or any payment on any related Coupons when the same shall have become due and payable; and

(iii) at any time during the continuance of any such Default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.

(d) Anything in this Section 6.04 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release, satisfaction or discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or by any Paying Agent other than the Trustee as required by this Section 6.04, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent.

(e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest on any Security of any series or the payment of any related Coupon and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Company upon Company Request along with any interest that has accumulated thereon as a result of such money being invested at the direction of the Company, or (if then held by the Company) shall be discharged from such trust, and the holder of such Security or Coupon shall thereafter, as an unsecured general creditor, look only to the Company (except as with regards to the Guarantee) for payment of such amounts without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be transmitted in the manner and to the extent provided by Section 15.06, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 6.05. Compliance Certificate. The Company shall furnish to the Trustee annually, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, in the event of any Default, specifying each such Default and the nature and status thereof of which such person may have knowledge. Such certificates need not comply with Section 15.02 of this Indenture.

SECTION 6.06. Conditional Waiver by Holders of Securities. Anything in this Indenture to the contrary notwithstanding, the Company may fail or omit in any particular instance to comply with a covenant or condition set forth herein with respect to any series of Securities if the Company shall have obtained and filed with the Trustee, prior to the time of such failure or omission, evidence (as provided in Article Eight) of the consent of the holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding, either waiving such compliance in such instance or generally waiving compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, or impair any right consequent thereon and, until such waiver shall have become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 6.07. Statement by Officers as to Default. The Company shall deliver to the Trustee, as soon as possible and in any event within five Business Days after the Company becomes aware of the occurrence of any Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

SECTION 6.08. Restrictions on Liens. The Company will not, nor will it permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any Secured Debt without in any such case effectively providing, concurrently with the creation, incurrence, issuance, assumption or guarantee of any such Secured Debt, that the Securities (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary ranking equally with the Securities and then existing or thereafter created) shall be secured equally and ratably with or prior to such Secured Debt so long as such Secured Debt shall be secured. The term “Secured Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed secured by any Mortgage. The term “Mortgage” or “Mortgages” means any mortgage, pledge, lien, security interest or other encumbrances upon any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or Indebtedness are now owned or hereafter acquired). The foregoing restrictions shall not apply to:

(1) Mortgages on property, shares of stock or Indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

(2) Mortgages on property or shares of stock existing at the time of acquisition of such property or stock by the Company or a Restricted Subsidiary or existing as of the 27th day of July, 2007;

(3) Mortgages to secure the payment of all or any part of the price of acquisition, construction or improvement of such property or stock by the Company or a Restricted Subsidiary, or to secure any Secured Debt incurred by the Company or a Restricted Subsidiary, prior to, at the time of, or within 360 days after the later of the acquisition or completion of construction (including any improvements on an existing property), which Secured Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction of improvements thereon; provided, however, that, in the case of any such acquisition, construction or improvement, the Mortgage shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

(4) Mortgages securing Secured Debt of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary;

(5) Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary;

(6) Mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

(7) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (1) through (6) and (8); provided, however, that the principal amount of Secured Debt secured thereby shall not exceed the principal amount of Secured Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements and construction on such property); or

(8) Mortgages upon any Principal Property, or any transfer or disposition of any Principal Property, that is created or implemented as a necessary component of a bond for title transaction, payment in lieu of tax agreement or other tax incentive vehicle designed to provide the Company or any Subsidiary with certain ad valorem property tax or other incentive savings.

Notwithstanding the foregoing provisions of this Section 6.08, the Company and any one or more Restricted Subsidiaries may, without securing the Securities, create, incur, issue, assume or guarantee Secured Debt secured by a Mortgage which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Company and its Restricted Subsidiaries which (if originally created, incurred, issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted to be secured under clauses (1) through (8) above), does not at the time exceed 15% of Consolidated Net Tangible Assets of the Company as shown on the financial statements of the Company as of the end of the fiscal year preceding the date of determination.

SECTION 6.09. Restrictions on Sale and Leaseback Transactions. The Company will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

(1) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 6.08, to create, incur, issue, assume or guarantee indebtedness secured by a Mortgage upon such property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Securities; provided, however, that from and after the date on which such arrangement becomes effective, the Attributable Debt in respect of such arrangement shall be deemed for all purposes under Section 6.08 to be Secured Debt subject to the provisions of Section 6.08; or

(2) since the 27th day of July, 2007 and within a period commencing twelve months prior to the consummation of such Sale and Leaseback Transaction and ending twelve months after the consummation of such Sale and Leaseback Transaction, the Company or Restricted Subsidiary, as the case may be, has expended, or will expend, for the Principal Property an amount equal to (A) the net proceeds of such Sale and Leaseback Transaction, and the Company elects to designate such amount as a credit against such Sale and Leaseback Transaction, or (B) a part of the net proceeds of such Sale and Leaseback Transaction and the Company elects to designate such amount as a credit against such Sale and Leaseback Transaction and applies an amount equal to the remainder of the net proceeds as provided in clause (3) hereof; or

(3) such Sale and Leaseback Transaction does not come within the exceptions provided by clause (1) hereof and the Company does not make the election permitted by clause (2) hereof or makes such election only as a part of such net proceeds, in either of which events the Company shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement (less any amount elected under clause (2) hereof to the retirement, within 360 days of the effective date of any such arrangement, of indebtedness for borrowed money of the Company or any Restricted Subsidiary (other than indebtedness for borrowed money of the Company which is subordinated to the Securities) which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligees to a date more than twelve months after the date of the creation of such indebtedness for borrowed money (it being understood that such retirement may be made by prepayment of such indebtedness for borrowed money, if permitted by the terms thereof, as well as by payment at maturity and that at the option of the Company and pursuant to the terms of this Indenture, such indebtedness may include the Securities).

The term “Sale and Leaseback Transaction” means any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property, whether such Principal Property is now owned or hereafter acquired (except for temporary leases for a term, including renewals at the option of the lessee, of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person with the intention of taking back a lease of such property.

The term “Attributable Debt” means the present value (discounted at the weighted average interest rate borne by the Securities Outstanding at the time of such Sale and Leaseback transaction compounded semiannually) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended).

SECTION 6.10. Corporate Existence. Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise if the appropriate Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such corporation or corporations and if the loss thereof is not materially adverse to the Holders.

SECTION 6.11. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and is not materially adverse to the Holders.

SECTION 6.12. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, as and when the same shall become due and payable, (1) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of it or any Subsidiary, and (2) all lawful material claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of it or any Subsidiary; provided, however, that they shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

ARTICLE VII

REMEDIES OF TRUSTEE AND SECURITYHOLDERS

SECTION 7.01. Events of Default. An “Event of Default” occurs with respect to Securities of a particular series if:

(a) the Company defaults in the payment of, interest on, or any Additional Amounts payable in respect of, any Security of that series when the same becomes due and payable and the Default continues for a period of 30 days;

(b) the Company defaults in the payment of the principal of (and premium, if any, on) any Security of that series when the same becomes due and payable at maturity, upon redemption or otherwise, or in the deposit of any sinking fund payment when and as due by the terms of a Security of that series;

(c) the Company fails to comply with any of its other agreements in the Securities of any series or this Indenture in respect of Securities of any series and the Default continues for the period and after the notice specified below;

(d) there shall be a Default under any bond, debenture, note or other evidence of Indebtedness for borrowed money or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or under any Guarantee of payment by the Company of Indebtedness for money borrowed, whether such Indebtedness or Guarantee now exists or shall hereafter be incurred or created, and as a result of such Default such Indebtedness has, by acceleration under the terms of such bond, debenture, note, mortgage, indenture, Guarantee of payment of such other evidence of Indebtedness, becomes due prior to its stated maturity and such Default continues for a period of 7 days after the date upon which such Indebtedness has become due prior to its stated maturity; provided, however, that no Default under this Section 7.01(4) shall exist if all such Defaults do not relate to such Indebtedness or such Guarantees with an aggregate principal amount in excess of $100,000,000;

(e) the Company pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law now or hereafter in effect;

(ii) consents to the entry of an order for relief against it in an involuntary case under any such law;

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv) makes a general assignment for the benefit of its creditors; or

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company in an involuntary case under the federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law nor or hereafter in effect;

(ii) appoints a Custodian of the Company for all or substantially all of its property; or

(iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days.

(g) the occurrence of any other Event of Default with respect to Securities of such series as provided in a supplemental indenture or Officers’ Certificate, if any, applicable to such series of Securities.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clause (c) is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the Outstanding Securities of that series notify the Company and the Trustee of the Default and the Company does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” When a Default is cured, it stops continuing.

SECTION 7.02. Acceleration. If an Event of Default with respect to Securities of any series at the time Outstanding, other than an Event of Default specified in clauses (e) and (f) of Section 7.01, occurs and is continuing, the Trustee may, by notice to the Company or the Holders of at least 25% in principal amount of the Outstanding Securities of that series (each series acting as a separate class) may by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare all unpaid principal of and accrued interest (or such lesser amount as may be provided for in the Securities of that series) on all then Outstanding Securities of that series to be due and payable. Upon any such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (e) or (f) of Section 7.01 shall occur, then all unpaid principal and accrued interest (or such lesser amount as may be provided for in the Securities of that series) shall ipso facto become and be immediately due and payable without any other declaration or act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Outstanding Securities of any series by notice to the Trustee may rescind an acceleration with respect to Securities and coupons of that series and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to Securities of that series have been cured or waived except non-payment of principal or interest on Securities of that series that has become due solely because of the acceleration.

SECTION 7.03. Other Remedies. If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, interest or any Additional Amounts payable in respect of any Securities of that series and any related Coupons or to enforce the performance of any provision of the Securities of that series or any related Coupons or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or related Coupons of that series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to Securities of any series or any related Coupons shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 7.04. Waiver of Past Defaults. Subject to Sections 7.07 and 14.02, the Holders of a majority in principal amount of the Outstanding Securities of any series by notice to the Trustee may waive any past Default with respect to Securities of that series and its consequences except a Default in the payment of the principal (and premium, if any, on) and interest, if any, on or Additional Amounts payable with respect to, or deposit of any Sinking Fund Payment with respect to, any Security of that series as specified in clauses (a) and (b) of Section 7.01. When a Default is waived, it is cured and stops continuing.

SECTION 7.05. Control by Majority. Subject to Sections 11.01(j) and 11.02(a), the Holders of at least a majority in principal amount of the Outstanding Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such series or exercising any trust or power conferred on it with respect to that series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders of such series, or would involve the Trustee in personal liability. Prior to any declaration accelerating the Maturity of the Securities of any series, the holders of a majority in aggregate principal amount of such series of Securities at the time Outstanding may on behalf of the holders of all of the Securities of such series waive any past Default or Event of Default hereunder and its consequences except a Default in the payment of interest or any premium on or the principal of the Securities of such series. Upon any such waiver the Company, the Trustee and the holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.05, said Default or Event of Default shall for all purposes of the Securities of such series and this Indenture be deemed to have been cured and to be not continuing.

SECTION 7.06. Limitation on Suits. A Holder of Securities of any series or any related Coupons may not pursue any remedy with respect to this Indenture or the Securities of such series unless:

(a) the Holder gives to the Trustee notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the Outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the Outstanding Securities of such series do not give the Trustee a direction inconsistent with the request.

A Holder of Securities of any series may not use this Indenture to prejudice the rights of another Holder of Securities of such series or to obtain a preference or priority over another Holder of Securities of such series.

SECTION 7.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of any series or any related Coupon to receive payment of principal (and premium, if any, on), interest, if any, on, any Additional Amounts and any Sinking Fund Payments, payable with respect to any Security of such series or any related Coupon, on or after the respective due dates expressed in the Security of such series or any related Coupon, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 7.08. Collection Suit by Trustee. If an Event of Default with respect to Securities of any series specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal (and premium, if any, on), interest, if any, on, and any Additional Amounts payable with respect to, Securities of such series and any related Coupon, remaining unpaid.

SECTION 7.09. Trustee May File Proofs of Claim. The Trustee may:

(a) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Securities of any series allowed in any judicial proceedings relative to the Company, its creditors or its property;

(b) collect and receive monies or property payable or deliverable on account of such claims;

(c) distribute same after deduction of its charges and expenses to the extent that such charges and expenses are not paid out of the estate in any such proceedings.

SECTION 7.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 11.01;

Second: to Holders of Securities of any series for amounts due and unpaid on the Securities of such series and any related Coupons of such series for principal (and premium, if any, on), interest, if any, on, and any Additional Amounts payable in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and Coupons, for principal (and premium, if any), interest, if any, on, and any Additional Amounts, respectively; and

Third: to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders of Securities of any series.

SECTION 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by its as Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of Securities of any series or any related coupon pursuant to Section 7.07, or a suit by Holders of more than 10% in principal amount of the Outstanding Securities of any series.

ARTICLE VIII

CONCERNING THE SECURITYHOLDERS

SECTION 8.01. Evidence of Action of Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage or majority have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Securityholders in person or by agent or proxy appointed in writing (such action becoming effective, except as herein otherwise expressly provided, when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company), or (b) by the record of the holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article Seven, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.

SECTION 8.02. Proof of Execution or Holding of Securities. Proof of the execution of any instrument by a Securityholder or his agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a) The fact and date of the execution by any Person of any such instrument may be proved (a) by the certificate of any notary public or other officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments or proof of deeds to be recorded within such jurisdiction, that the Person who signed such instrument did acknowledge before such notary public or other officer the execution thereof, or (b) by the affidavit of a witness of such execution sworn to before any such notary or other officer. Where such execution is by a Person acting in other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(b) The ownership of Registered Securities of any series shall be proved by the Register of such Securities or by a certificate of the Registrar for such series.

(c) The ownership of Bearer Securities shall be proved by production of such Bearer Securities or by a certificate executed by any bank or trust company, which certificate shall be dated and shall state on the date thereof a Bearer Security bearing a specified identifying number or other mark was deposited with or exhibited to the person executing such certificate by the person named in such certificate, or by any other proof of possession reasonably satisfactory to the Trustee. The holding by the person named in any such certificate of any Bearer Security specified therein shall be presumed to continue for a period of one year unless at the time of determination of such holding (1) another certificate bearing a later date issued in respect of the same Bearer Securities shall be produced, (2) such Bearer Security shall be produced by some other Person, (3) such Bearer Security shall have been registered on the Register, if, pursuant to Section 3.01, such Bearer Security can be so registered, or (4) such Bearer Security shall have been canceled or paid.

(d) The record of any holders’ meeting shall be proved in the manner provided in Section 9.06.

(e) The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem appropriate or necessary, so long as the request is a reasonable one.

(f) If the Company shall solicit from the holders of Securities of any series any action, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of holders of Registered Securities entitled to take such action, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the holders of Registered Securities of record at the close of business on such record date shall be deemed to be holders of Registered Securities for the purpose of determining whether holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding Registered Securities of such series shall be computed as of such record date.

SECTION 8.03. Persons Deemed Owners.

(a) The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.08) interest, if any, on, such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. The Company, the Trustee, and any agent of the Company or the Trustee may treat the holder of any Bearer Security or of any Coupon as the absolute owner of such Bearer Security or Coupon for the purposes of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Security or Coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or any Trustee shall be affected by notice to the contrary. All payments made to any holder, or upon his order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Security or Coupon.

(b) None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 8.04. Revocation of Consents. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities or of any series of Securities specified in this Indenture in connection with such action, any holder of a Security which is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders of such Security, and all past, present and future holders of Coupons, if any, appertaining thereto and of any Securities and Coupons issued on transfer or in lieu thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security or Coupons or such other Securities or Coupons or any Security or Coupons issued in exchange or substitution therefor.

ARTICLE IX

SECURITYHOLDERS’ MEETINGS

SECTION 9.01. Purposes of Meetings. A meeting of Securityholders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

(a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Eight;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Eleven;

(c) to consent to the execution of an Indenture or of indentures supplemental hereto pursuant to the provisions of Section 14.02; or

(d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.

SECTION 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of all Securityholders of all series that may be affected by the action proposed to be taken, to take any action specified in Section 8.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Securityholders of a series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Securities of such series at their addresses as they shall appear on the Register of the Company. Such notice shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

SECTION 9.03. Call of Meetings by Company or Securityholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Securities of a series (or of all series, as the case may be) then Outstanding that may be affected by the action proposed to be taken, shall have requested the Trustee to call a meeting of Securityholders of such series (or of all series), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

SECTION 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Securityholders, a Person shall (a) be a holder of one or more Securities affected by the action proposed to be taken at the meeting or (b) be a Person appointed by an instrument in writing as proxy by a holder of one or more such Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 9.05. Regulation of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 9.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

(c) At any meeting of Securityholders of a series, each Securityholder of such series of such Securityholder’s proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series Outstanding held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities of such series held by him or her or instruments in writing as aforesaid duly designating him or her as the Person to vote on behalf of other Securityholders. At any meeting of the Securityholders duly called pursuant to the provisions of Section 9.02 or 9.03 the presence of Persons holding or representing Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum, and any such meeting may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

SECTION 9.06. Voting. The vote upon any resolution submitted to any meeting of Securityholders of a series shall be by written ballots on which shall be subscribed the signatures of the holders of Securities of such series or of their representatives by proxy and the principal amounts of the Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amounts of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 9.07. No Delay of Rights by Meeting. Nothing contained in this Article Nine shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders of any series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders of such series under any of the provisions of this Indenture or of the Securities of such series.

ARTICLE X

REPORTS BY THE COMPANY AND THE TRUSTEE AND SECURITYHOLDERS’ LISTS

SECTION 10.01. Reports by Trustee.

(a) The Trustee shall transmit to holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture deliver to holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

(b) The Trustee shall, at the time of the transmission to the holders of Securities of any report pursuant to the provisions of this Section 10.01, file a copy of such report with each stock exchange upon which the Securities are listed and also with the SEC in respect of a Security listed and registered on a national securities exchange. The Company agrees to notify the Trustee when, as and if the Securities become listed on any stock exchange.

The Company will reimburse the Trustee for all expenses incurred in the preparation and transmission of any report pursuant to the provisions of this Section 10.01 and of Section 10.02.

SECTION 10.02. Reports by the Company.

(a) Unless available on EDGAR (in which case the Company shall notify the Trustee of such availability), the Company shall file with the Trustee, within 30 days after the Company shall be required (taking into account any extension of due dates due to compliance with Rule 12b-25 or comparable provision under the Exchange Act) so to file the same with the SEC, copies of the annual reports and of the information, documents and other reports which the Company may be required to file with the SEC pursuant to the provisions of Section 13 or Section 15(d) of the Exchange Act (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe); or, if the Company is not required to file information, documents or reports pursuant to the provisions of either of such Sections, then the Company will file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to the provisions of Section 13 of the Exchange Act, in respect of a Security listed and registered on a national securities exchange, as may be prescribed in such rules and regulations.

(b) The Company shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required by such rules and regulations.

(c) The Company shall transmit to the holders of Securities, within 30 days after the filing thereof with the Trustee (unless some other time shall be fixed by the SEC in respect of a Security listed and registered on a national securities exchange), in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to the provisions of subdivisions (a) and (b) of this Section 10.02 as may be required by rules and regulations prescribed from time to time by the SEC.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officer’s Certificates).

SECTION 10.03. Securityholders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:

(a) semi-annually, within 15 days after each Record Date, but in any event not less frequently than semi-annually, a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Securities to which such Record Date applies, as of such Record Date, and

(b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

ARTICLE XI

CONCERNING THE TRUSTEE

SECTION 11.01. Rights of Trustee; Compensation and Indemnity. The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the holders from time to time of the Securities agree:

(a) The Trustee and Paying Agent shall be entitled to such compensation as the Company and the Trustee and Paying Agent shall from time to time agree in writing for all services rendered by it hereunder (including in any agent or other capacity in which it acts hereunder). The compensation of the Trustee and Paying Agent shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee or Paying Agent (including the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith. The Company also agrees to indemnify each of the Trustee and Paying Agent (which for purposes of this subsection 11.01(a) shall include its officers, directors, employees, agents and counsel) and any predecessor Trustee hereunder for, and to hold it harmless against, any and all loss, liability, damage, claim, or expense incurred without its own negligence or bad faith, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent or other capacity in which it acts hereunder), as well as the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. As security for the performance of the obligations of the Company under this subdivision (a) the Trustee shall have a lien therefor on any moneys held by the Trustee hereunder prior to any rights therein of the holders of the Securities. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Company to compensate and indemnify the Trustee under this Section 11.01(a) shall survive the resignation or removal of the Trustee and any satisfaction and discharge under Article Twelve.

When the Trustee and Paying Agent incurs expenses or renders services after an Event of Default specified in clause (e) or (f) of Section 7.01 occurs, the expenses and compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar laws.

(b) The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents and attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(c) The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the Securities (except its certificates of authentication thereon) contained, all of which are made solely by the Company; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Securities (except its certificates of authentication thereon), and the Trustee makes no representation with respect thereto. The Trustee shall not be accountable for the use or application by the Company of any Securities, or the proceeds of any Securities, authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

(d) The Trustee may consult with counsel of its selection, and, to the extent permitted by Section 11.02, any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by the Trustee hereunder in good faith and in accordance with such Opinion of Counsel.

(e) The Trustee, to the extent permitted by Section 11.02, may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Company as to the adoption of any resolution by the Board of Directors or stockholders of the Company, and any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, offering or omitting any action hereunder, the Trustee may rely upon, an Officers’ Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed).

(f) The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have had if it were not the Trustee or such agent.

(g) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

(h) Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the holder of any Security shall be conclusive and binding in respect of such Security upon all future holders thereof or of any Security or Securities which may be issued for or in lieu thereof in whole or in part, whether or not such Security shall have noted thereon the fact that such request or consent had been made or given. Nothing herein shall be deemed to require the Trustee to advance or risk its own funds, or act without indemnity deemed satisfactory to it. The Trustee shall have no duty to invest funds or pay interest on amounts payable to it hereunder in the absence of a written agreement thereon by and between the Company and the Trustee.

(i) Subject to the provisions of Section 11.02, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(j) Subject to the provisions of Section 11.02, the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders of the Securities, pursuant to any provision of this Indenture, unless one or more of the holders of the Securities shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it therein or thereby.

(k) Subject to the provisions of Section 11.02, the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.

(l) Subject to the provisions of Section 11.02, the Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default other than under Section 7.01(a) or (b) unless a Responsible Officer of the Trustee has received written notice thereof or unless the holders of not less than 25% of the Outstanding Securities notify the Trustee thereof.

(m) Subject to the provisions of the first paragraph of Section 11.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(n) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(o) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(p) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly,

forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(q) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 11.02. Duties of Trustee.

(a) If one or more of the Events of Default specified in Section 7.01 with respect to the Securities of any series shall have happened, then, during the continuance thereof, the Trustee shall, with respect to such Securities, exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Prior to the occurrence and continuance of an Event of Default, the Trustee shall have only the duties expressly set forth herein.

(b) None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding,

(i) unless and until an Event of Default specified in Section 7.01 with respect to the Securities of any series shall have happened which at the time is continuing,

(A) the Trustee undertakes to perform such duties and only such duties with respect to the Securities of that series as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

(B) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates and opinions furnished to it pursuant to the express provisions of this Indenture; but in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(ii) the Trustee shall not be liable to any holder of Securities or to any other Person for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable to any holder of Securities or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of Securityholders given as provided in Section 7.06, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture.

(c) None of the provisions of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.02.

SECTION 11.03. Notice of Defaults. Within 90 days after the occurrence thereof, the Trustee shall give to the holders of the Securities and Coupons of a series notice of each Default with respect to the Securities or Coupons, if any, of such series known to the Trustee, by transmitting such notice to holders at their addresses as the same shall then appear on the Register of the Company, unless such Default shall have been cured before the giving of such notice (the term “Default” being hereby defined to be the events specified in Section 7.01, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section); but, unless such Default be the failure to pay the principal of, premium, if any, or interest on any of the Securities or Coupons, if any, of such series when and as the same shall become payable, or to make any sinking fund payment as to Securities of the same series, the Trustee shall be protected in withholding such notice, if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of the Securities of such series.

SECTION 11.04. Eligibility; Disqualification.

(a) The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its more recent published annual report of condition, and shall have its Corporate Trust Office or an agency in New York, New York; provided, however, that if Section 310(a) of the Trust Indenture Act or the rules and regulations of the Commission under the Trust Indenture Act at any time permit a corporation organized and doing business under the laws of any other jurisdiction to serve as trustee of an indenture qualified under the Trust Indenture Act, this Section 11.04 shall be automatically amended to permit a corporation organized and doing business under the laws of any such other jurisdiction to serve as Trustee hereunder. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b) The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(i) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(i) are met. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. If Section 310(b) of the Trust Indenture Act is amended any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series or to change any of the definitions in connection therewith, this Section 11.04 shall be automatically amended to incorporate such changes.

SECTION 11.05. Registration and Notice; Removal. The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to any one or more or all series of Securities by giving to the Company notice in writing and by mailing notice thereof to the holders of Securities of such series at their addresses as the same shall then appear in the Register of the Company. Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. Any Trustee hereunder may be removed with respect to any series of Securities at any time by the filing with such Trustee and the delivery to the Company of an instrument or instruments in writing signed by the holders of a majority in principal amount of the Securities of such series then Outstanding, specifying such removal and the date when it shall become effective.

Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification provided in Section 11.01(a) shall survive its resignation or removal.

SECTION 11.06. Successor Trustee by Appointment.

(a) In case at any time the Trustee shall resign, or shall be removed (unless the Trustee shall be removed as provided in Section 11.04(b), in which event the vacancy shall be filled as provided in said subsection), or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Securities of one or more series, a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any series) may be appointed by the holders of a majority in principal amount of the Securities of that or those series then Outstanding, by an instrument or instruments in writing signed in duplicate by such holders and filed, one original thereof with the Company and the other with the successor

Trustee; but, until a successor Trustee shall have been so appointed by the holders of Securities of that or those series as herein authorized, the Company by a resolution of its Board of Directors, or, in case all or substantially all the assets of the Company shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the federal bankruptcy laws, as now or hereafter constituted), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee with respect to the Securities of such series. Subject to the provisions of Sections 11.04 and 11.05, upon the appointment as aforesaid of a successor Trustee with respect to the Securities of any series, the Trustee with respect to the Securities of such series shall cease to be Trustee hereunder. After any such appointment other than by the holders of Securities of that or those series, the Person making such appointment shall forthwith cause notice thereof to be mailed to the holders of Securities of such series at their addresses as the same shall then appear on the Register of the Company but any successor Trustee with respect to the Securities of such series so appointed shall, immediately and without further act, be superseded by a successor Trustee appointed by the holders of Securities of such series in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the mailing of such notice by the Company, or by such receivers, trustees or assignees.

(b) If any Trustee with respect to the Securities of one or more series shall resign because of conflicting interest as provided in Section 11.04(b) and a successor Trustee shall not have been appointed by the Company or by the holders of the Securities of such series or, if any successor Trustee so appointed shall not have accepted its appointment within 30 days after such appointment shall have been made, the resigning Trustee at the expense of the Company may apply to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 11.06 within three months after such appointment might have been made hereunder, the holder of any Security of the applicable series or any retiring Trustee at the expense of the Company may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(c) Any successor Trustee appointed hereunder with respect to the Securities of one or more series shall execute, acknowledge and deliver to its predecessor Trustee and to the Company, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder. Nevertheless, on the written request of the Company or of the successor Trustee or of the holders of at least 10% in principal amount of the Securities of such series then Outstanding, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee; and, upon request of any such successor Trustee, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.

SECTION 11.07. Successor Trustee by Merger. Any corporation into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any corporation with which it or any successor to it shall be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any corporation to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation shall be otherwise qualified and eligible under this Article. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 11.08. Right to Rely on Officer’s Certificate. Subject to Section 11.02, and subject to the provisions of Section 15.02 with respect to the certificates required thereby, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate with respect thereto delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 11.09. Appointment of Authenticating Agent. The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

SECTION 11.10. Communications by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act with respect to such communications.

ARTICLE XII

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 12.01. Applicability of Article. If, pursuant to Section 3.01, provision is made for the defeasance of Securities of a series and if the Securities of such series are Registered Securities and denominated and payable only in U.S. Dollars (except as provided pursuant to Section 3.01), then the provisions of this Article shall be applicable except as otherwise specified pursuant to Section 3.01 for Securities of such series. Defeasance provisions, if any, for Securities denominated in a Foreign Currency or for Bearer Securities may be specified pursuant to Section 3.01.

SECTION 12.02. Satisfaction and Discharge of Indenture. This Indenture, with respect to the Securities of any series (if all series issued under this Indenture are not to be affected), shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for and rights to receive payments of principal of and premium, if any, and interest on such Securities and any right to receive Additional Amounts as provided in Section 6.02) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when,

(a) either:

(i) all Securities and the Coupons, if any, of such series theretofore authenticated and delivered (other than (A) Coupons appertaining to Bearer Securities of such series surrendered in exchange for Registered Securities of such series and maturing after such exchange, surrender of which is not required or has been waived as provided in Section 3.06, (B) Securities and Coupons of such series that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.07, (C) Coupons appertaining to Bearer Securities of such series called for redemption and maturing after the relevant Redemption Date, surrender of which has been waived as provided in Section 4.06 and (D) Securities and Coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 6.04) have been delivered to the Trustee for cancellation; or

(ii) all Securities and the Coupons, if any, of such series not theretofore delivered to the Trustee for cancellation,

(A) have become due and payable, or

(B) will become due and payable at their Stated Maturity within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (i) or (ii) above, has irrevocably deposited or caused to be deposited with the Paying Agent as trust funds in trust for the purpose an amount in the Currency in which such Securities are denominated (except as otherwise provided pursuant to Section 3.01) sufficient to pay and discharge the entire indebtedness on such Securities for principal and premium, if any, and interest to the date of such deposit (in the case of Securities and Coupons that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the moneys then on deposit with the Trustee to the Company, the obligations of the Company under this Indenture with respect to such Securities shall not be deemed terminated or discharged;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 11.01 are, if money shall have been deposited with the Trustee pursuant to this Section, the obligations of the Trustee under Section 12.07 and the last paragraph of Section 6.04(e) shall survive.

SECTION 12.03. Defeasance upon Deposit of Moneys or U.S Government Obligations. At the Company’s option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Securities of any series on the first day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 6.05, 6.08, 6.09, 6.10, 6.11 and 6.12 with respect to Securities of any series (and, if so specified pursuant to Section 3.01, any other restrictive covenant added for the benefit of such series pursuant to Section 3.01) at any time after the applicable conditions set forth below have been satisfied:

(a) The Company shall have deposited or caused to be deposited irrevocably with the Paying Agent as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations (as defined below) that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount or (iii) a combination of (i) and (ii), sufficient to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Securities of such series on the dates such installments of interest or principal and premium are due;

(b) If the Securities of such series are then listed on the New York Stock Exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company’s exercise of its option under this Section would not cause such Securities to be delisted;

(c) No Event of Default or event (including such deposit) that, with notice or lapse of time, or both, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit; and

(d) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that holders of the Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option under this Section and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of the Securities of such series being Discharged, such Opinion of Counsel shall be based on a change in law subsequent to the date hereof or accompanied by a ruling received from or published by the Internal Revenue Service confirming the conclusions of such Opinion of Counsel.

“Discharged” means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of holders of Securities of such series to receive, from the trust fund described in clause (a) above, payment of the principal of and premium, if any, and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to Securities of such series under Sections 3.04, 3.06, 3.07, 6.03, 12.06 and 12.07 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

SECTION 12.04. Repayment to Company. The Trustee and any Paying Agent shall promptly pay to the Company (or to its designee) upon Company Request any excess moneys or

U.S. Government Obligations held by them at any time, including any such moneys or obligations held by the Trustee under any escrow trust agreement entered into pursuant to Section 12.06. The provisions of the last paragraph of Section 6.04 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 12.03.

SECTION 12.05. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations.

SECTION 12.06. Deposits to Be Held in Escrow. Any deposits with the Paying Agent referred to in Section 12.03 above shall be irrevocable (except to the extent provided in Sections 12.04 and 12.07) and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. If any Outstanding Securities of a series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund requirement, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company. The agreement shall provide that, upon satisfaction of any mandatory sinking fund payment requirements, whether by deposit of moneys, application of proceeds of deposited U.S. Government Obligations or, if permitted, by delivery of Securities, the Trustee shall pay or deliver over to the Company as excess moneys pursuant to Section 12.04 all funds or obligations then held under the agreement and allocable to the sinking fund payment requirements so satisfied.

If Securities of a series with respect to which such deposits are made may be subject to later redemption at the option of the Company or pursuant to optional sinking fund payments, the applicable escrow trust agreement may, at the option of the Company, provide therefor. In the case of an optional redemption in whole or in part, such agreement shall require the Company to deposit with the Trustee on or before the date notice of redemption is given funds sufficient to pay the Redemption Price of the Securities to be redeemed together with all unpaid interest thereon to the Redemption Date. Upon such deposit of funds, the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 12.04 all funds or obligations then held under such agreement and allocable to the Securities to be redeemed. In the case of exercise of optional sinking fund payment rights by the Company, such agreement shall, at the option of the Company, provide that upon deposit by the Company with the Trustee of funds pursuant to such exercise the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 12.04 all funds or obligations then held under such agreement for such series and allocable to the Securities to be redeemed.

SECTION 12.07. Application of Trust Money.

(a) Neither the Trustee nor any other paying agent shall be required to pay interest on any moneys deposited pursuant to the provisions of this Indenture, except such as it shall agree with the Company to pay thereon. Any moneys so deposited for the payment of the principal of, or premium, if any, or interest on the Securities of any series and remaining unclaimed for two years after the date of the maturity of the Securities of such series or the date fixed for the redemption of all the Securities of such series at the time outstanding, as the case may be, shall be repaid by the Trustee or such other paying agent to the Company upon its written request and thereafter, anything in this Indenture to the contrary notwithstanding, any rights of the holders of Securities of such series in respect of which such moneys shall have been deposited shall be enforceable only against the Company, and all liability of the Trustee or such other paying agent with respect to such moneys shall thereafter cease.

(b) Subject to the provisions of the foregoing paragraph, any moneys which at any time shall be deposited by the Company or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of, premium, if any, and interest on any of the Securities shall be and are hereby assigned, transferred and set over to the Trustee or such other paying agent in trust for the respective holders of the Securities for the purpose for which such moneys shall have been deposited; but such moneys need not be segregated from other funds except to the extent required by law.

SECTION 12.08. Deposits of Non-U.S. Currencies. Notwithstanding the foregoing provisions of this Article, if the Securities of any series are payable in a Currency other than U.S. Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article shall be as set forth in the Officers’ Certificate or established in the supplemental indenture under which the Securities of such series are issued.

ARTICLE XIII

IMMUNITY OF CERTAIN PERSONS

SECTION 13.01. No Personal Liability. No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, any Security or Coupon or for any claim based thereon or otherwise in respect thereof or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities or Coupons, or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer and director is, by the acceptance of the Securities and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities expressly waived and released.

ARTICLE XIV

SUPPLEMENTAL INDENTURES

SECTION 14.01. Without Consent of Holders. The Company (when authorized by resolution of its Board of Directors) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any one or more of or all the following purposes:

(a) to add to the covenants and agreements of the Company, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the holders of all or any series of the Securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of Securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon the Company;

(b) to delete or modify any Events of Default with respect to all or any series of the Securities, the form and terms of which are being established pursuant to such supplemental indenture as permitted in Section 3.01 (and, if any such Event of Default is applicable to fewer than all such series of the Securities, specifying the series to which such Event of Default is applicable), and to specify the rights and remedies of the Trustee and the holders of such Securities in connection therewith;

(c) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or premium, if any, on Registered Securities or of principal of or premium, if any, or any interest on Bearer Securities or to permit Registered Securities to be exchanged for Bearer Securities; provided that any such action shall not adversely affect the interests of the holders of Securities or any Coupons of any series in any material respect, or to permit or facilitate the issuer of Securities of any series in uncertificated form;

(d) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Outstanding Security or Coupon of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(e) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by a successor, transferee or lessee corporation of the covenants and obligations of the Company contained in the Securities of one or more series and in this Indenture or any supplemental indenture;

(f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 11.06(c);

(g) to secure the Securities pursuant to the requirements of Section 6.08;

(h) to evidence any changes to Section 11.05 permitted by the terms thereof;

(i) to cure any ambiguity or to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provision in regard to matters or questions arising under this Indenture which the Board of Directors of the Company may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Outstanding Securities or Coupons, if any;

(j) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets which the Company may be required to convey, transfer, assign, mortgage or pledge in accordance with the provisions of Section 6.08;

(k) to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided such action shall not adversely affect the interests of the holders of the Securities of any series or any appurtenant Coupons in any material respects;

(l) to prohibit the authentication and delivery of additional series of Securities; or

(m) to establish the form and terms of the Securities of Coupons, if any, of any series as permitted in Section 3.01, or to authorize the issuance of additional Securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed.

Subject to the provisions of Section 14.03, the Trustee is authorized to join with the Company in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder.

Any supplemental indenture authorized by the provisions of this Section 14.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 14.02.

SECTION 14.02. With Consent of Holders; Limitations.

(a) With the consent (evidenced as provided in Article Eight) of the holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture voting separately, the Company (when authorized by a resolution of the Board of Directors) and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Indenture or of modifying in any manner the rights of the holders of the Securities of such series to be affected; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Outstanding Security of each such series affected thereby,

(i) extend the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or extend the Stated Maturity of or reduce the amount of any payment to be made with respect to any Coupon, or change the Currency in which the principal of and premium, if any, or interest on such Security is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or change any obligation of the Company to pay Additional Amounts pursuant to Section 6.02 (except as contemplated by Section 6.05(b) and permitted by Section 14.01), or limit the obligation of the Company to maintain a paying agency outside the United States for payment on Bearer Securities as provided in Section 6.03, or limit the obligation of the Company to redeem an Affected Security as provided in Section 4.02(b); or

(ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture; or

(iii) modify any of the provisions of this Section, Section 7.02 or Section 6.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 6.06, or the deletion of this proviso, in accordance with the requirements of Sections 11.06 and 14.01(f); or

(iv) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

(b) A supplemental indenture that changes or eliminates any provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities and Coupons, if any, or which modifies the rights of the holders of Securities and Coupons, if any, of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of Securities and Coupons, if any, of any other series.

(c) It shall not be necessary for the consent of the Securityholders under this Section 14.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(d) The Company may set a record date for purposes of determining the identity of the holders of each series of Securities entitled to give a written consent or waive compliance by the Company as authorized or permitted by this Section. Such record date shall not be more than 30 days prior to the first solicitation of such consent or waiver or the date of the most recent list of holders furnished to the Trustee prior to such solicitation pursuant to Section 312 of the Trust Indenture Act.

(e) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 14.02, the Company shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to the holders of Securities at their addresses as the same shall then appear in the Register of the Company. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 14.03. Trustee Protected. As a condition to the Trustee entering into a supplemental indenture upon the request of the Company such request must be accompanied by the Officers’ Certificate and Opinion of Counsel required by Section 15.02 and by:

(a) a supplemental indenture duly executed on behalf of the Company;

(b) a copy of a resolution of the Board of Directors of the Company, certified by the Secretary or an Assistant Secretary of the Company and a copy of an Officer’s Certificate of the Company, authorizing the execution of said supplemental indenture;

(c) an Opinion of Counsel, stating that said supplemental indenture complies with, and that the execution thereof is authorized or permitted by, the provisions of this Indenture and the TIA and is legal, valid and binding and enforceable against the Company in accordance with its terms; and

(d) if said supplemental indenture shall be executed pursuant to Section 14.02, evidence (as provided in Article Eight) of the consent thereto of the Securityholders required to consent thereto as in Section 14.02 provided, the Trustee shall join with the Company in the execution of said supplemental indenture unless said supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into said supplemental indenture.

SECTION 14.04. Effect of Execution of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Fourteen, this Indenture shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of all of the Securities or of the Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 14.05. Notation on or Exchange of Securities. Securities and Coupons, if any, of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities and Coupons, if any, so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for the Securities and Coupons, if any, then Outstanding in equal aggregate principal amounts, and such exchange shall be made without cost to the holders of the Securities.

SECTION 14.06. Conformity with TIA. Every supplemental indenture executed pursuant to the provisions of this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE XV

MISCELLANEOUS PROVISIONS

SECTION 15.01. Consolidation, Merger, Sale or Lease.

(a) Nothing contained in this Indenture or in the Securities shall be deemed to prevent the consolidation or merger of the Company with or into any entity, or the merger into the Company of any entity, or the sale or lease by the Company of their respective property and assets as, or substantially as, an entirety, or otherwise.

(b) Upon any consolidation or merger, or any sale other than for cash or lease of all or substantially all of the assets of the Company, the entity formed by such consolidation or into which the Company shall have been merged or to which such sale or lease shall have been made shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto, and thereafter from time to time such entity may exercise each and every right and power of the Company under this Indenture, in the name of the Company; and any act or proceeding by any provision of this Indenture required or permitted to be done by the Board of Directors or any officer of the Company may be done with like force and effect by the like board or officer of any entity that shall at the time be the successor of the Company hereunder. In the event of any such sale or conveyance, but not any such lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities and may thereupon be dissolved and liquidated.

SECTION 15.02. Certificates and Opinions as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company or shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 6.05 of this Indenture) shall include (i) a statement that the Person making such certificate or giving such opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the view or opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the view or opinion of such Person, such condition or covenant has been complied with.

(c) Any certificate, statement or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion is based are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.

(d) Any certificate, statement or opinion of an Officer of the Company or of counsel to the Company may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based are erroneous. Any certificate or opinion of any firm of independent registered public accountants filed with the Trustee shall contain a statement that such firm is independent.

(e) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(f) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 15.03. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or another provision included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

SECTION 15.04. What Constitutes Action by Board of Directors. Whenever action is required by this Indenture by the Board of Directors of the Company and there is at the time constituted a committee of the Board of Directors duly authorized to take such action, or a committee of officers or other representatives of the Company so authorized by the Board of Directors, such action by such a committee shall be deemed to be the action of the Board of Directors and shall be sufficient for all purposes of this Indenture where action by the Board of Directors is specified.

SECTION 15.05. Notices to the Company and Trustee. Any notice or demand authorized by this Indenture to be made upon, given or furnished to, or filed with, the Company or the Trustee shall be sufficiently made, given, furnished or filed for all purposes if it shall be mailed, delivered or telefaxed to:

(a) the Company, at 2500 Windy Ridge Parkway, Atlanta, Georgia 30339, Attention: Treasurer, fax: (770) 989-3061 or at such other address or facsimile number as may have been furnished in writing to the Trustee by the Company.

(b) the Trustee, at the Corporate Trust Office of the Trustee. Any such notice, demand or other document shall be in the English language.

SECTION 15.06. Notices to Holders; Waiver. Any notice required or permitted to be given to Securityholders shall be sufficiently given (unless otherwise herein expressly provided),

(a) if to Registered Holders, if given in writing by first class mail, postage prepaid, to such holders at their addresses as the same shall appear on the Register of the Company, and

(b) if to holders of Bearer Securities, if published on two separate Business Days in an Authorized Newspaper or Newspapers in such Place or Places of Payment specified pursuant to Section 3.01, the first such publication to be not earlier than the earliest date and not later than two Business Days prior to the latest date prescribed for the giving of such notice; provided, however, that, in any case, any notice to holders of Floating Rate Securities regarding the determination of a periodic rate of interest, if such notice is required pursuant to Section 3.01, shall be sufficiently given if given in the manner specified pursuant to Section 3.01.

(c) In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

(d) In the event of suspension of publication of any Authorized Newspapers or by reason of any other cause it shall be impractical to give notice by publication, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

(e) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to holders is given by mail; neither the failure to mail such notice nor any defect in any notice so mailed to any particular holder shall affect the sufficiency of such notice with respect to other holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to holders is given by publication, any defect in any notice so published as to any particular holder shall not affect the sufficiency of such notice with respect to other holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given.

SECTION 15.07. Legal Holiday. Unless otherwise specified pursuant to Section 3.01, in any case where any Interest Payment Date, Redemption Date or Maturity of any Security of any series shall not be a Business Day at any Place of Payment for the Securities of that series, then payment of principal and premium, if any, or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date or Maturity and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

SECTION 15.08. Effects of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 15.09. Successors and Assigns. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

SECTION 15.10. Separability Clause. In case any provision in this Indenture or in the Securities or Coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 15.11. Benefits of Indenture. Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person or corporation other than the parties hereto and their successors and the holders of the Securities any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the holders of the Securities.

SECTION 15.12. Counterparts Originals. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 15.13. Governing Law and Choice of Forum. This Indenture, the Securities and the Coupons shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State. Nothing herein shall require the Trustee to submit to the jurisdiction of a Non-US Court.

(a) The Issuer hereby irrevocably submits to the jurisdiction of any New York State Court sitting in the Borough of Manhattan in The City of New York or any U.S. Federal Court sitting in the Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Issuer irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Issuer hereby appoints National Registered Agents, Inc. (the “Process Agent,” which has consented thereto) with offices on the date hereof at 875 Avenue of the Americas, Suite 501, New York, New York 10001, as Process Agent to receive for and on behalf of the Issuer service of process in the Borough of Manhattan, The City of New York relating to this Indenture and the Notes. The Issuer agrees to secure the services of the Process Agent consistent with this Section until the Stated Maturity of the Notes. The Issuer hereby represents and warrants that the Process Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid, including, without limitation, the renewal of the appointment of the Process Agent on an annual basis. Service of process in any suit, action or proceeding against the Issuer may be made on the Process Agent by registered or certified mail, return receipt requested, or by any other method of service provided for under applicable laws in effect in the State of New York, and the Process Agent is hereby authorized and directed to accept such service for and on behalf of the Issuer and to admit service with respect thereto. Such service upon the Process Agent shall be deemed effective personal service on the Issuer, sufficient for personal jurisdiction, ten days after mailing, and shall be legal and binding upon the Issuer for all purposes, notwithstanding any failure of the Process Agent to mail copies of such legal process to the Issuer or any failure on the part of the Issuer to receive the same. The Issuer confirms that it has instructed the Process Agent to mail to the Issuer, upon service of process being made on the Process Agent pursuant to this Section, a copy of the summons and complaint or other legal process served upon it, by registered mail, return receipt requested, at the Issuer’s address set forth in the first paragraph of this instrument, or to such other address as the Issuer may notify the Process Agent in writing. The Issuer agrees that it will at all times maintain a Process Agent to receive service of process in the County of New York on its behalf with respect to this Indenture and the Notes. If for any reason the Process Agent or any successor thereto shall no longer serve as such Process Agent or shall have changed its address without notification thereof to the Trustee, the Issuer, immediately after gaining knowledge thereof, shall irrevocably appoint a substitute Process Agent in the Borough of Manhattan, The City of New York and advise the Trustee thereof or notify the Trustee of the new address, respectively.

(c) Nothing herein shall affect the right of the Trustee or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Issuer in any other jurisdiction. The Issuer irrevocably waives, to the fullest extent permitted by law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which the Issuer might otherwise be entitled in any action or proceeding in any court in any way relating to this Indenture or the Notes, and the Issuer will not raise any claims or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

(d) The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

COCA-COLA ENTERPRISES INC.,
as Issuer
2500 Windy Ridge Parkway
Atlanta, Georgia 30339
Fax (770) 989-3061
Attn: Treasurer

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

By:
Name:
Title: